AGREEMENT OF LEASE

SCC II, L.L.C.

as Landlord

—and —

DENDRITE INTERNATIONAL, INC.

as Tenant

Premises:	SOMERSET CORPORATE CENTER BRIDGEWATER TOWNSHIP, NEW JERSEY BUILDING II

Exhibit A-1                         Buildings
Exhibit A-2                         Premises
Exhibit A-3                         Parking Plan
Exhibit B                           Work Agreement
Exhibit C                           Rules and Regulations
Exhibit D                           Cleaning Schedule
Exhibit E                           Form of Non-Disturbance Agreement
Exhibit F                           Form of Estoppel
Exhibit G                           Electric/Temperature/HVAC Specs

AGREEMENT OF LEASE

     AGREEMENT OF LEASE (this “Lease”), dated as of February 12, 2001 between SCC II, L.L.C., a Delaware limited liability company, having an address c/o SJP Properties, One Upper Pond Road, Parsippany, New Jersey 07054, hereinafter referred to as “Landlord”, and Dendrite International, Inc., a New Jersey corporation, having its principal office at 1200 Mt. Kemble Avenue, Morristown, New Jersey 07960-6799, hereinafter referred to as “Tenant”.

PRELIMINARY STATEMENT

     Landlord is the owner in fee simple of the parcel of land known and designated as Lot 39.03 in Block 3401 on the Tax Map of the Township of Bridgewater, County of Somerset, State of New Jersey, upon which Landlord has constructed one (1) eight (8) story office building and certain related improvements. Tenant desires to lease space in the building on such land identified as Building “II”on Exhibit “A-1”attached hereto in accordance with, and subject to, the provisions of this Lease.

     NOW, THEREFORE,Landlord and Tenant agree as follows:

DEFINITIONS

     For all purposes of the Lease and all agreements supplemental thereto or modifying this Lease, the following terms shall have the meanings herein specified:

     “Additional Rent” shall mean all sums payable by Tenant to Landlord pursuant to the various Articles herein in which said term is used and any other charges, other than Base Rent, as shall become due and payable hereunder.

      “Alterations” shall have the meaning given to such term in Section 9. 1.

      “Base Rent” shall mean the fixed rental payable pursuant to Section 1.3.

      “Base Rent Commencement Date” shall mean the later of (a) the Commencement Date; and (b) October 1, 2001.

      “Building” shall mean the building constructed on the land designated as Building “II”on Exhibit “A-1"attached hereto and by this reference made a part hereof and in which the Premises are located.

      “Building Holidays” shall mean Sundays, New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and the day after, and Christmas Day, as each of said holidays are celebrated in the State of New Jersey.

      “Business Hours” shall mean 7:00 am. to 6:00 p.m. on Mondays through Fridays, and 8:00 a.m. to 1:00 p.m. on Saturdays, excluding Building Holidays.

      “Commencement Date” shall mean the earlier of: (a) the date on which the Premises are substantially completed or (b) the date on which Tenant takes possession of and occupies the Premises for the conduct of its business. As used herein, “substantially completed”shall mean that (1) the Tenant Improvements have been substantially completed except for (x) details of construction, decoration or mechanical adjustments which are minor in character, the noncompletion of which will not materially interfere with Tenant’s use and enjoyment of the Premises, and (y) Tenant Installations and Special Work; (ii) all of the Building’s sanitary, electrical, heating, air conditioning, mechanical and other systems, to the extent they serve the Premises, are completed and in good order and operating condition except for mechanical adjustments which are minor in character; (iii) the lobby areas of the Building have been completed, and all construction debris has been removed therefrom, to the extent necessary to enable Tenant to have access to the Premises; (iv) functional elevator service to the Premises is provided; and (v) Landlord shall have obtained (a) a temporary or permanent certificate of occupancy for the Premises or (b) all requirements to obtain a temporary or permanent certificate of occupancy for the Premises, other than the completion of Special Work and Tenant Installations therein, shall have been satisfied. If any Tenant Delay occurs, Tenant shall be responsible for the payment of Rent for the period of Delay until the Commencement Date. If Landlord obtains a temporary certificate of occupancy, it agrees to exercise due diligence to secure a permanent certificate as soon as possible, and there shall be no interruption in Tenant’s right of occupancy.

      “Common Area” or “Common Areas” shall mean all portions of the Property which are not intended to be rented to a tenant, including, without limitation, interior corridors, elevators, mechanical rooms, stairs, lobbies, lavatories, washrooms, roadways, parking areas, sidewalks, plazas, traffic lights, storm drainage facilities, landscaped areas, exterior walks and ramps, sanitary sewer, domestic and fire water systems, fire protection installations, security systems, electric power and telephone cables and lines and other utility connections, facilities and other improvements (above and below ground) which are owned by Landlord and are now or hereafter constructed on the Property for use in common by Landlord, Tenant and other tenants located in the Building or for the common benefit of the foregoing.

     “Default Interest Rate” shall mean two (2) percentage points over the per annum prime or base rate announced from time to time by Citibank, NA.

     “Electric Charges” shall mean the total cost of electricity supplied to the Building including for all of the Common Areas, the Premises, and premises leased for the exclusive use of other tenants in the Building.

     “Excusable Delay” shall mean a delay caused by governmental action or lack thereof, shortages or unavailability of materials and/or supplies, labor disputes, strikes, slow downs, job actions, picketing, secondary boycotts, fire or other casualty, delays in transportation, acts of God, requests of any governmental agencies or authorities, court or administrative orders or regulations, adjustment of insurance, acts of declared or undeclared war, public disorder, riot or civil commotion, or when applied to an obligation of Landlord, anything else beyond the reasonable control of Landlord, or when applied to an obligation of Tenant, anything else beyond the reasonable control of Tenant.

     “Exterior Electric” shall mean the electrical energy charges for the Common Areas of the Property outside of the Building.

     “Governmental Authority” shall mean any governmental instrumentality, authority or body (including, without limitation, the township, county, state or federal governments, any agency, subdivision or department of any of the foregoing or any other quasi-governmental agency, or any fire insurance rating organization) that has jurisdiction over the Property or the use or operation thereof

     “Gross Annual Rentals” shall mean all income from the operation and management of the Property, including, without limitation, all Base Rents, Additional Rents, escalations, amounts received on account of electric and other utilities, and insurance proceeds during each calendar year of the Term, but excluding, only, any revenues received form the operation of the cafeteria and fitness center located in the Somerset Corporate Center.

     “Improvements” shall mean all improvements, exclusive of the Building, to be constructed by Landlord on the Land.

     “Land” shall mean that certain tract and parcel of land known and designated as Lot 39.03 in Block 3401 on the Tax Map of Bridgewater Township, Somerset County, New Jersey.

     “Lease” or “this Lease” consists of this Agreement of Lease and Exhibits “A”through “F”attached hereto and made a part hereof.

     “Operating Expenses” shall have the meaning given to such term in Section 5.1.

     “Operating Expenses Statement” shall have the meaning given to such term in Section 5.1.

     “Permitted Alteration” shall have the meaning given to such term in Section 9.1.

     “Premises” shall mean the eighth (8th) floor cross-hatched on Exhibit A-2 attached hereto and by this reference made a part hereof

     “Property” shall mean the Land, the Building, the Common Areas and the Improvements.

     “Rentable Area of the Building” shall be deemed to mean 238,884 square feet for all purposes of this Lease.

     “Rentable Area of the Premises” shall be deemed to mean 33,000 square feet for all purposes of this Lease.

     “Rules and Regulations” shall mean the rules and regulations set forth on Exhibit “C”, attached hereto and by this reference made a part hereof, as the same may be amended from time to time by Landlord pursuant to the provisions of Article 6.

     “Somerset Corporate Center”or “Office Complex”or “Complex” shall mean the lands comprising the Land and those certain parcels of land designated as Lots 39.02, 39.04, 39.05, 39.06, and 39.07 in Block 411 on the Tax Map of Bridgewater Township, Somerset County, New Jersey (as said parcel may be further subdivided in the future) on which has been approved the development of a six (6) building office complex.

     “Somerset Corporate Center Common Areas” shall mean those roadways, sidewalks, drainage areas and utilities serving common areas, landscaping in common areas, recreation areas and other similar amenities, and common areas, if any, which may be hereafter constructed as part of Somerset Corporate Center and which are made available for the benefit of all tenants and occupants of Somerset Corporate Center and not just for the use of the tenants and occupants of only a particular office building.

     “Special Work” shall mean those portions of the Tenant improvements which, by their nature, require a longer period for construction and completion than do standard finishes, whether by reason of delays in Landlord’s receipt of specially-ordered or fabricated materials selected by Tenant or the intricacies and/or time-consuming nature of actually performing the work or otherwise. Landlord agrees that it shall notify Tenant of those items, if any, it deems to be Special Work within five (5) business days of receipt of the plans from Tenant specifying such Special Work. Tenant shall have the right, within three (3) days after being notified of any Special Work in accordance with the preceding sentence, to issue a change order to Landlord that provides that Tenant intends to: (i) perform such work itself as Tenant Installations (as defined in the Work Agreement); (ii) substitute other work or finishes for the Special Work; or (iii) delete the Special Work from the Tenant Improvements. If such notice is not given within such three (3) day period, Landlord shall proceed with the performance of such Special Work.

     “Structural Repairs” shall mean repairs to the structural members of the roof, foundation, floor slabs and permanent exterior walls and support columns of the parking deck and Building.

      “Taxes” shall mean all real estate taxes and governmental impositions, including, without limitation, special assessments, levied against the Property and any taxes levied against any personal property owned by Landlord used in connection with the operation of the Property, and any taxes assessed in lieu of any of the foregoing.

     “ Tenant Delay” shall mean any act or omission of any nature by Tenant or Tenant’s Visitors which delays the substantial completion of the Building or Tenant Improvements, including without limitation, any failure by Tenant to submit plans when due, any failure or delay by Tenant in supplying information or giving authorizations or approvals, any delays resulting from changes made by Tenant to the Final Plans from the performance of Tenant Installations or Special Work, or from other non-compliance with Tenant’s obligations required by Work Agreement, Except for Tenant obligations for which express deadlines are set forth in this Lease, for which no notice is needed, Landlord shall deliver to Tenant, within five (5) business days of Landlord actually knowing of any Tenant Delay, notice of the existence of a Tenant Delay. Such notice shall describe the delay. The period of Tenant Delay shall exclude the number of days, if any, between the date on which, pursuant to this definition, Landlord is obligated to notify Tenant of the existence of Tenant Delay and the date on which Landlord delivers such notice, but includes the period from the commencement of the Tenant Delay to the date on which Landlord is obligated to so notify Tenant.

      “Tenant Improvements” shall have the meaning given to such term in the Work Agreement.

     “Tenant Installations” shall have the meaning given to such term in the Work Agreement.

     “Tenant’s Proportionate Share” with respect to all Operating Expenses and Electric Charges shall mean 13.8%, representing the ratio of the Rentable Area of the Premises to the Rentable Area of the Building.

     “Tenant’s Visitors” shall mean persons invited by Tenant into the Premises as guests or doing lawful business with Tenant including, without limitation, Tenant’s agents, servants, employees, contractors, invitees and licensees.

     “Term” shall mean the time period commencing on the Commencement Date and terminating on the Termination Date.

     “Termination Date” shall mean the tenth (10th) anniversary of the Base Rent Commencement Date or, if the Base Rent Commencement Date occurs other than on the first day of a calendar month, the last day of the calendar month in which the tenth (10th) anniversary of the Commencement Date occurs. If the original term is extended pursuant to the provisions of this Lease, the Termination Date shall mean the last day of any such extended term.

     “Work Agreement” shall mean the agreement attached hereto as Exhibit “B” and by this reference made a part hereof, setting forth the provisions relating to the construction of the Tenant Improvements.

ARTICLE I

DEMISE OF PREMISES; TERM; PARKING; RENT; ADDITIONAL RENT

     1.1.     Landlord, for and in consideration of the covenants hereinafter contained and made on the part of Tenant, hereby leases to Tenant for the Term, and Tenant hereby hires from Landlord for the Term, the Premises, subject to the terms and conditions of this Lease. After the determination of the Commencement Date, either party, upon request of the other, shall execute an agreement setting forth the Commencement Date and the Termination Date.

     1.2.      Tenant shall have the right, at no additional charge, to use fifty eight (58) parking spaces located on the Property in common with other tenants of the Property in those areas of the parking lot or parking deck which are now or hereafter designated by Landlord as unreserved areas together with forty (40) marked reserved spaces, which reserved parking spaces are shown on the Parking Plan attached hereto as Exhibit “A-3”and by this reference made a part hereof.

     1.3.      (i)     Tenant hereby covenants and agrees to pay to Landlord during the Term, to the address set forth above or such other place as Landlord may from time to time designate, without any offset or counterclaim, or abatement or deduction whatsoever, (y) the Base Rent specified in paragraph (iii) of this Section 1.3 in monthly installments on the first day of each month during the Term, effective as of the Base Rent Commencement Date, in advance, without notice or demand, and (z) all Additional Rent as herein provided.

             (ii)      If the Base Rent Commencement Date shall fall on a day other than the first day of a calendar month, the Base Rent payable hereunder shall be apportioned for the number of days remaining in that month from the Base Rent Commencement Date through the last day of the calendar month in which the Base Rent Commencement Date occurs.

             (iii)      During the Term of this Lease, Tenant shall pay as Base Rent commencing on the Base Rent Commencement Date and continuing through the last day of the calendar month in which the fifth (5th) anniversary of the Base Rent Commencement Date Occurs, or, if the Base Rent Commencement Date is the first day of a calendar month, through the day prior to the fifth (5th) anniversary of the Base Rent Commencement Date, the sum of Eight Hundred Ninety Nine Thousand Two Hundred Fifty Dollars ($899,250) per annum, payable in equal monthly installments of Seventy Four Thousand Nine Hundred Thirty Seven and 50/100 Dollars ($74,937.50) and, commencing on the first day of the calendar month following the calendar month in which the fifth (5th) anniversary of the Base Rent Commencement date occurs, or, if the Base Rent Commencement Date is the first day of a calendar month, commencing on the fifth (5th) anniversary of the Base Rent Commencement Date, and through the Termination Date of the unextended Term, the sum of Nine Hundred Ninety Nine Thousand Nine Hundred Dollars ($999,900) per annum, payable in equal monthly installments of Eighty Three Thousand Three Hundred Twenty Five Dollars ($83,325).

     1.4.     Tenant acknowledges and agrees that this is a net lease and that Base Rent is intended to be absolutely net to Landlord after payment by Tenant of all Additional Rent required to be paid by Tenant pursuant to this Lease, excluding only those costs which Landlord has expressly hereby agreed to pay. Additional Rent includes, without limitation, Tenant’s payment of Tenant’s Proportionate Share of Electric Charges in accordance with this Section 1.4.

                (i)      Prior to the Commencement Date, for the period from the Commencement Date through December 31 of the calendar year in which the Commencement Date occurs (the “Initial Period”) and prior to January 1 St for each succeeding calendar year thereafter during the Term, Landlord shall provide Tenant with a good faith estimate of Electric Charges for the Initial Period or such succeeding calendar year, as the case may be (“Landlord’s Estimated Electric Charges”), which may be included in Landlord’s “Estimated Operating Expenses Statement”(as such term is defined in Section 5.1 hereof). Tenant shall pay Tenant’s Proportionate Share of Landlord’s Estimated Electric Charges in equal monthly installments on the first day of each Lease Month of the Term together with Base Rent (or prior to Base Rent being due, without Base rent), in advance, without notice or demand. If, during the course of any calendar year, Landlord shall in good faith have reason to believe that the actual Electric Charges shall be higher than originally estimated for such year then Landlord shall have the right, but not the obligation, to adjust the amount of Landlord’s Estimated Electric Charges by a lump sum invoice for the months of such calendar year which precede the revised projections, and to advise Tenant of an adjustment in future monthly amounts. Such adjusted projection shall not be made more frequently than semi-annually. For the purposes of calculating Landlord’s Estimated Electric Charges and Electric Charges for the Initial Period, in the event that the Initial Period is less than one (1) calendar year, Landlord’s Estimated Electric Charges and the Electric Charges shall be calculated for the entire calendar year in which the Initial Period occurs and said amount shall be multiplied by a fraction, the numerator of which is the number of days in the Initial Period and the denominator of which is 365 days.

                (ii)      By April 1 of each calendar year of the Term or the calendar year following the expiration of the Term, or as soon thereafter as practicable, Landlord shall furnish to Tenant a statement of Landlord’s actual Electric Charges for the previous calendar year (“Actual Electric Charges Statement”), which may be included in Landlord’s “Actual Operating Expenses Statement”(as such term is defined in Section 5.1 hereof). If for any calendar year (or portion thereof in the case of the Initial Period) Tenant’s payment, based on the Landlord’s Estimated Electric Charges, is in excess of the actual Electric Charges actually due during such prior period, then Landlord shall credit Tenant with any overpayment made hereunder against next payments of Base Rent due hereunder. If the amount due Tenant exceeds the remaining Base Rent obligation hereunder Landlord shall pay to Tenant the differential in cash within thirty (30) days of the Termination Date. Tenant shall pay to Landlord, within thirty (30) days of invoicing, any under payment with respect to the prior year. The obligations of the Landlord and Tenant pursuant to this Section 1.4(ii) with respect to underpayment shall survive the termination of this Lease. If Landlord fails to provide the statement of Landlord’s Estimated Electric Charges or Actual Electric Charges by the dates provided herein, Landlord shall not thereafter waive its right to provide such statements. However, if Landlord fails to provide either such statement by the second (2nd) anniversary of the date such statement was due landlord will thereafter be estopped form providing such statement.

                (iii)      In the event that the Building is less than 100% occupied in any calendar year, all Electric Charges for such year shall be adjusted to the amount such Electric Charges would be if the Building were 100% occupied.

                (iv)      Tenant or its representative shall have the right, at Tenant's expense, upon reasonable notice and at reasonable times during Business Hours, within two years after receipt of the Actual Electric Charges Statement, to examine the books and records of the Property at the offices of Landlord’s managing agent so that Tenant can determine that Electric Charges have, in fact, been paid or incurred. Unless Tenant shall give Landlord a notice objecting to an Actual Electric Charges Statement and specifying the respects in which such statement is claimed to be incorrect within two years after its receipt of such Actual Electric Charges Statement, the Actual Electric Charges Statement shall be considered to be final and accepted by Tenant. If Tenant disputes any Actual Electric Charges Statement, Tenant shall pay all Additional Rent set forth therein as a condition precedent to its right to contest same.

                (v)      (a)     In the event that the per square foot Tenant Electric Charge charged Tenant pursuant to the Actual Electric Charges Statement in any year is more than ten (10%) percent greater than the per square foot electric charge charged to tenants in other buildings of the Complex owned by Landlord or affiliates of Landlord in that year Tenant shall have the right to cause a reputable electrical engineer (“Tenant’s Engineer”) to perform an electrical survey to determine Tenant’s share of all electrical energy consumed in the entire Building (“Tenant’s Survey”). Tenant may request the per square foot electric charge charged to tenants in other buildings of the Complex owned by Landlord or affiliates of Landlord at any time within thirty (30) days of Landlord’s delivery of the Actual Electric Charges Statement, and Landlord shall provide such information within ten days of Tenant’s request. In the event that Tenant’s Survey indicates that Landlord has overcharged Tenant for its use of electrical energy by more than 10% for that year, then Landlord shall have the right to select a reputable engineer (“Landlord’s Engineer”) to perform an electrical survey to determine Tenant’s share of all electrical energy consumed in the entire Building (“Landlord’s Survey”). If Landlord’s Survey confirms Tenant’s Survey, then Landlord shall credit against Tenant’s future Base Rent the amount (for the calendar year in question) that Tenant overpaid. If Landlord’s Survey indicates that Landlord has not overcharged Tenant for Tenant Electric by more than 10%, then Landlord’s Engineer and Tenant’s Engineer shall select a third reputable electric engineer (the “Third Engineer”) to perform an electrical survey to determine Tenant’s Share of all electrical energy consumed in the entire Building (the “Third Engineer’s Survey”). If the Third Engineer’s Survey confirms that Landlord has overcharged Tenant for Tenant Electric by more than 10%, then Landlord shall credit against Tenant’s future Base Rent the amount which the Third Engineer’s Survey (for the calendar year in question) indicates that Tenant has overpaid.

                       (b)      Landlord may invoke the survey procedure set forth above and if Landlord’s survey indicates that it has undercharged Tenant for electrical energy for any given calendar year by 10% or more Tenant may perform a survey to confirm same. If Tenant’s survey confirms Landlord’s finding and this finding Tenant shall pay to Landlord on demand as Additional Rent the amount by which it has underpaid. if Tenant’s survey does not confirm Landlord’s finding a Third Engineer Survey shall be performed, the conclusion of which shall be dispositive. If the Third Engineer’s Survey confirms Landlord’s finding Tenant shall pay to Landlord on demand as Additional Rent the amount by which it has underpaid.

                     (c)      Unless Tenant shall have delivered to Landlord Tenant's Survey within seventy-five (75) days of receipt of the Actual Electric Charges Statement for such calendar year, the Actual Electric Charges Statement for such calendar year shall be considered final and accepted by Tenant with respect to Tenant’s Proportionate Share. If Tenant invokes the Electric Survey procedure set forth above for any given calendar year, Tenant shall pay all electric charges set forth in the Actual Electric Charges Statement as a condition precedent to dispute the same.

                        (d)     If it is determined that Tenant is entitled to an adjustment because of an overcharge by Landlord, then Landlord shall pay the cost of Landlord’s Survey, tenant’s Survey and the Third Engineer’s Survey. If it is determined that Landlord is entitled to an adjustment because of an undercharge, then Tenant shall pay the cost of Tenant’s Survey, Landlord’s Survey and the Third Engineer’s Survey. If it is determined that neither party is entitled to an adjustment, then Tenant shall pay for Tenant’s Survey, Landlord shall pay for Landlord’s Survey and Landlord and Tenant shall share equally the cost of the Third Engineer’s Survey.

     1.5.      If any Base Rent or Additional Rent is not paid within five (5) days after such rents are due and unpaid, Tenant shall pay to Landlord on demand a late charge equal to four (4%) percent of the amount unpaid. In addition, any installment or installments of Base Rent or Additional Rent accruing hereunder, and all other sums payable by Tenant hereunder (other than the late charge set forth in the preceding sentence), which are not paid within thirty (30) days of the date when due, shall bear interest from the date such payments were due until paid at a rate equal to the lesser of(i) the maximum legal rate of interest allowed by law or (ii) the Default Interest Rate, which interest shall be deemed Additional Rent hereunder, payable upon demand by Landlord.

     1.6.      Landlord shall have all the rights and remedies for the collection of Additional Rent as are available to Landlord for the collection of the Base Rent.

ARTICLE 2

TENANT IMPROVEMENTS

     2.1.      The Tenant Improvements in and to the Premises shall be installed by Landlord in accordance with the Work Agreement.

     2.2      Provided that Tenant has delivered to Landlord the Final Plans (as defined in the Work Agreement) by April 1, 2001, if the Premises are not Substantially Completed by November 1, 2001, as such date is extended by (1) day for each day of Tenant Delay or Excusable Delay, and the Commencement Date has not otherwise occurred, then, as Tenant’s sole and exclusive remedy therefor, the Base Rent Commencement Date shall be extended one (1) day for each one (1) day in the period commencing on November 1, 2001 (as extended by Excusable Delay and Tenant Delay) and ending on the Base Rent Commencement Date.

     2.3      If the Premises are not Substantially Completed for any reason other than Tenant Delay or Excusable Delay by December 31, 2001 (“Outside Date”), and the Commencement date has not otherwise occurred, then Tenant, at any time after the Outside Date and prior to Substantial Completion, may elect to terminate this Lease upon thirty (30) days prior written notice to Landlord, provided, however, Tenant’s notice shall be void if prior to the effective date of the termination the Premises are Substantially Completed. In the event this Lease is terminated in accordance with this Section 2.3 neither party shall have any further liability to the other, except pursuant to those provisions of this Lease which expressly survive termination. The remedy set forth in this Section 2.3 shall be Tenant’s exclusive remedy in the event Substantial Completion does not occur on or prior to the Outside Date other than Tenant’s right to not terminate this Lease and to continue to enforce the remedy set forth in Section 2.2 hereof.

ARTICLE 3

USE

     3.1.      The Premises shall be used by Tenant, and by any permitted assignee or subtenant only, for executive, general and administrative offices, and a data center, and for uses ancillary and incidental thereto, including, without limitation, a food service facility for its employees in accordance with Section 32.14 hereof, and for no other use or purpose. Landlord covenants that such use is permitted by law.

     3.2      Tenant shall not use, or suffer or permit the use of, the Premises or any party thereof or the Building or any component thereof or the Property or any portion thereof in any manner or for any purpose or do, bring or keep anything, or suffer or permit anything to be done, brought or kept, therein or thereon (i) which would violate any covenant, agreement, term, provision or condition of this Lease or is unlawful or in contravention of the certificate of occupancy for the Building or for the Premises, or is a contravention of any legal or insurance requirement to which the Building or the Property is subject, or (ii) which would overload or could cause an overload of the electrical or mechanical systems of the Building or which would exceed the floor load per square foot which any floor in the Premises was designed to carry or the maximum floor load which is allowed by law, or (iii) which in the reasonable judgment of Landlord may in any way impair or interfere with the proper and economic heating or air conditioning of the Building, or (iv) which may constitute a nuisance, disturbance or menace to the other tenants of the Office Complex, or (v) which would increase the cost of, or invalidate or conflict with, the fire or public liability insurance on the Property or personal property of Landlord used in connection with the operation of the Building, or (vi) which, in the reasonable judgment of Landlord, would in any way impair or exceed the design criteria, the structural integrity or the appearance of the Building or the character or value of the Property as a first class general office project, or (vii) which would result in Tenant or Tenant’s Visitors parking at any time in more parking spaces than allowed to it pursuant to Section 1.2.

ARTICLE 4

COMPLIANCE WITH LAWS AND INSURANCE REQUIREMENTS

     4.1.      Tenant, at its sole expense, shall comply with all rules, orders, laws, regulations and requirements of any Governmental Authority, Board of Fire Underwriters or any other similar body exercising functions similar to those of any of the foregoing which shall impose any violation, order or duty upon Landlord or Tenant with respect to the Premises as a result of the particular manner of use or occupancy thereof by Tenant or the use thereof for any purpose not authorized by the provisions of Article 3 or the conduct by Tenant of its business in the Premises in a manner different from the ordinary or proper conduct of such business. Any increase in fire insurance premiums on the Building or its contents caused by the use or occupancy of the Premises by Tenant shall be Additional Rent and paid by Tenant to Landlord within ten (10) days of demand therefor made by Landlord to Tenant.

ARTICLE 5

LANDLORD’S OPERATING EXPENSE

     5.1.      In addition to the Base Rent and Tenant Electric, Tenant shall pay to Landlord as Additional Rent hereunder commencing on the Base Rent Commencement Date and continuing throughout the Term, Tenant’s Proportionate Share of all Operating Expenses during the Term in accordance with the following provisions:

                (i)     Prior to the Base Rent Commencement Date, for the period from the Base Rent Commencement Date through December 31 of the calendar year in which the Base Rent Commencement Date occurs (the “Initial Period”) and prior to January 1st for each succeeding calendar year thereafter during the Term, Landlord shall provide Tenant with a good faith estimate of Operating Expenses for the Initial Period or such succeeding calendar year, as the case may be (“Landlord’s Estimated Operating Expenses”). Tenant shall pay Tenant’s Proportionate Share of Landlord’s Estimated Operating Expenses in equal monthly installments on the first day of each Lease Month of the Term together with Base Rent, in advance, without notice or demand, subject to adjustment if applicable pursuant to Section 1.3(ii). If, during the course of any calendar year, Landlord shall in good faith have reason to believe that the actual Operating Expenses shall be higher than originally estimated for such year then Landlord shall have the right, but not the obligation, to adjust the amount of Landlord’s Estimated Operating Expenses by a lump sum invoice for the months of such calendar year which precede the revised projections, and to advise Tenant of an adjustment in future monthly amounts. Such adjusted projection shall not be made more frequently than semi-annually. For the purposes of calculating Landlord’s Estimated Operating Expenses and Operating Expenses for the Initial Period, in the event that the Initial Period is less than one (1) calendar year, Landlord’s Estimated Operating Expenses and the Operating Expenses shall be calculated for the entire calendar year in which the Initial Period occurs and said amount shall be multiplied by a fraction, the numerator of which is the number of days in the Initial Period and the denominator of which is 365 days.

                (ii)      By April 1 of each calendar year of the Term or the calendar year following the expiration of the Term, or as soon thereafter as practicable, Landlord shall furnish to Tenant a statement of Landlord’s actual Operating Expenses for the previous calendar year (“Actual Operating Expense Statement”). If for any calendar year (or portion thereof in the case of the initial period) Tenant’s payment, based on the Landlord’s Estimated Operating Expenses, is in excess of the actual Operating Expenses actually due during such prior period, then Landlord shall credit Tenant with any overpayment made hereunder against next payments of Base Rent due hereunder. If the amount due Tenant exceeds the remaining Base Rent obligation hereunder Landlord shall pay to Tenant the differential in cash within thirty (30) days of the Termination Date. Tenant shall pay to Landlord, within thirty (30) days of invoicing, any under payment with respect to the prior year. The obligations of the Landlord and Tenant pursuant to this Section 5.1(ii) with respect to underpayment shall survive the termination of this Lease. If Landlord fails to provide the statement of Landlord’s Estimated Operating Expenses or Actual Operating Expenses by the dates provided herein, Landlord shall not thereafter waive its right to provide such statements. However, if Landlord fails to provide either such statement by the second (2nd) anniversary of the date such statement was due Landlord will thereafter be estopped from providing such statement.

                (iii)      “Operating Expenses” shall mean all direct and indirect costs and expenses of Landlord in the Initial Period and in each calendar year of the Term for the provision of utilities to the Property (including, without limitation, if provided, fuel, water, sewer, gas, Exterior Electric charges and electric energy charges for the Building) and the services for the Property set forth in Article 13 hereof, and of such other services provided by Landlord for the benefit of all tenants of the Building, and of owning (including, without limitation, Taxes, and any cost or expense, including reasonable attorney fees, incurred by Landlord in seeking to obtain a reduction or refund of Taxes), operating, maintaining, repairing, making replacements to, managing (including, without limitation, management fees but subject to the limitations on management fees set forth in Section 5.1(iv)), and insuring the Property (including, without limitation, the insurance obtained pursuant to Section 26.4), and the amounts provided in Sections 5.2 and 5.3. Operating Expenses also include the rent Landlord imputes to the space in the Building occupied by the cafeteria and fitness center and the costs incurred by Landlord in operating such facilities, provided, however, Tenant’s share of the costs associated with such facilities shall not exceed, in the aggregate, thirty-five cents ($0.35) per square foot per annum for each square foot in the Rentable Area of the Premises.

                (iv)      Operating Expenses shall not include the following:

                     a.      costs, including marketing costs, legal fees, space planners' fees, advertising and promotional expenses, and brokerage fees incurred in connection with the original construction or development, or original or future leasing of the Building, and costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building (excluding, however, such costs relating to any common areas of the Building or parking facilities);

                     b.      depreciation, interest (except as provided in Section 5.2) and principal payments on mortgages and other debt costs, if any, penalties and interest, and, except as provided in Section 5.2, costs of capital repairs and alterations, and costs of capital improvements and equipment;

                     c.      costs for which Landlord is reimbursed by any tenant or occupant of the Building (except pursuant to those provisions for the payment of a proportionate share of Operating Expenses), by warranty, by award in condemnation or otherwise compensated or by insurance by its carrier or any tenant’s carrier or by anyone else, and electric power cost for which any tenant directly contracts with the local public service company;

                     d.      any bad debt loss, rent loss, or reserves for bad debts or rent loss;

                     e.      costs associated with the operation of the business of the partnership or entity, which constitutes the Landlord, as the same are distinguished from the costs of operation of the Property (which shall specifically include, but not be limited to, accounting costs associated with the operation of the Property). Costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, including costs of partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of the Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord’s interest in the Property, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Property management, or between Landlord and other tenants or occupants, and Landlord’s general corporate overhead and general and administrative expenses;

                     f.      the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Property unless such wages and benefits are prorated to reflect time spent on operating and managing the Property vis-à-vis time spent on matters unrelated to operating and managing the Property, providing, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of Building manager or Building engineer;

                      g.      amount paid as ground rental for the Property by Landlord;

                     h.      except of a Property management fee to the extent allowed pursuant to item (ff), below, overhead and profit increment paid by the Landlord to subsidiaries or affiliates of the Landlord for services in the Building to the extent the same exceeds the costs of such services rendered by qualified, first-class unaffiliated third parties on a competitive basis;

                     i.      any compensation paid to clerks, attendants or other persons in commercial concessions operated by the Landlord;

                     j.      rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment, the cost of which, if purchased, would be excluded from Operating Expenses as a capital cost, except equipment not affixed to the Building which is used in providing janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Building;

                     k.      all items and services for which Tenant or any other tenant in the Building reimburses Landlord or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;

                      l.      costs, other than those incurred in ordinary maintenance and repair, for sculpture, paintings, fountains or other objects of art,

                     m.      any costs expressly excluded from Operating Expenses elsewhere in this Lease;

                      n.      rent for any office space occupied by Property management personnel to the extent the size or rental rate of such office space exceeds the size or fair market rental value of office space occupied by management personnel of comparable Buildings in the vicinity of the Building, with adjustment where appropriate for the size of the applicable project;

                      o.      costs arising from the gross negligence or willful misconduct of Landlord or its agents, employees, vendors, contractors, or providers of materials or services;

                      p.      costs incurred by Landlord to the extent that such costs are incurred solely because of Landlord’s failure to perform or breach of any covenants, agreements, representations, warranties, guarantees or indemnities made under this Lease;

                     q.      costs incurred to comply with laws relating to removal of hazardous material (as defined under applicable law) which was in existence in the Building or on the Property prior to the Lease Commencement Date, and was of such nature that a federal, state or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions that then existed in the Building or on the Property, as a matter of law, would have then required the removal of such hazardous material or other remedial or containment with respect thereto; and costs incurred to remove, remedy, contain or treat hazardous material, which hazardous material is brought into the Building or onto the Property after the date hereof by Landlord or any other tenant of the Building and is of such a nature, at that time, that a federal, state or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions, that then existed in the Building or on the Property, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto;

                      r.      costs arising from Landlord's charitable or political contributions;

                      s.      any gift provided to any entity whatsoever, including, but not limited to, Tenant, other tenant's employees, vendors, contractors, prospective tenants and agents;

                      t.      the costs of any magazine, newspaper, trade or other subscriptions;

                      u.      leasing or brokerage commission fees;

                      v.      financing costs in connection with any financing or refinancing of the Building, including, without limitation, points, commitment fees, broker's fees, and legal fees and expenses;

                      w.      advertising and promotional expenses of the Building and Complex;

                      x.      auditing fees incurred in the operation of the business of the partnership or entity which constitutes the Landlord, as distinguished from auditing fees in connection with the operation of the Property which Property operation auditing fees include, without limitation, auditing fees incurred in preparation of statements required pursuant to additional rents;

                      y.      costs related to any work performed prior to the Commencement Date;

                      z.      cost of any additions, i.e. a change of footprint or height, to the Building;

                      aa.      legal space planner's and other professional fees and expenses incurred in preparation, negotiating and executing leases, amendments, terminations and extensions or in resolving any disputes with tenants and other occupants, litigation and court costs;

                      bb.      costs incurred by Landlord in connection with the transfer or disposition of the Land or Building or any ground, underlying or overriding lease, including, without, limitation, transfer, deed or gain taxes;

                      cc.      Fines, interest or penalties incurred by Landlord due to violations of any applicable governmental law, requirement or order by Landlord;

                      dd.      Takeover expenses (i.e. expenses incurred by Landlord with respect to the leaseback by Landlord of space either located in another building or in the Building in connection with the leasing of space in the Building);

                      ee.      Any amount payable by Landlord by way of indemnity or for damages or which constitute a fine, interest, or penalty, including interest or penalties for any late payments of operating costs;

                      ff.      management fees in excess of three percent (3%) of Gross Annual Rentals; and

                      gg.      Electric Charges

                (v)       In the event that the building is less 100% occupied in any calendar year, all Operating Expenses for such year shall be adjusted to the amount such Operating Expenses would be if the Building were 100% occupied.

     5.2.      Any cost incurred by Landlord which, in accordance with generally accepted accounting principles, is capitalized rather than expensed for (i) any repair or replacement made to the Property, other than Structural Repairs, or (ii) any addition or improvement made to the Property (including a Structural Repair) which results in a reduction of other Operating Expenses to the extent of said reduction, or (iii) any change, improvement or alteration required to comply with applicable provisions of laws, rules, regulations, requirements or orders of any Governmental Authorities which were not applicable to the Property as of the Commencement Date shall be included in Operating Expenses, but for such purposes shall be amortized on a straight line basis over the anticipated useful life (in accordance with generally accepted accounting principles) of such repair, replacement or improvement and such annual amortization (together with interest at the prime or base rate from time to time of Citibank, N.A. per annum on the unamortized balance) shall be included annually in Operating Expenses during each calendar year (or portion thereof) of such useful life within the Term.

     5.3.      Operating Expenses shall include all costs and expenses allocable to the Property during the Term for the operating, maintaining (including without limitation snow removal and landscaping), repairing, making replacements to, managing, insuring and any utility charges (including without limitation, electricity) of the Somerset Corporate Center Common Areas. For the purpose of this Section 5.3, the portion of said costs and expenses allocable to the Property shall be determined by multiplying the annual costs and expenses by a fraction, the numerator of which is the Rentable Area of the Building, and the denominator of which is the Rentable Area of the Building plus the rentable area of all other office buildings the construction of which is hereafter completed within Somerset Corporate Center,

     5.4.      Tenant or its representative shall have the right, at Tenant’s expense, upon reasonable notice and at reasonable times during Business Hours, within two years after receipt of the Actual Operating Expenses Statement, to examine the books and records of the Property at the offices of Landlord’s managing agent so that Tenant can determine that Operating Expenses have, in fact, been paid or incurred. Unless Tenant shall give Landlord a notice objecting to an Actual Operating Expenses Statement and specifying the respects in which such statement is claimed to be incorrect within two years after its receipt of such Actual Operating Expenses Statement, the Actual Operating Expenses Statement shall be considered to be final and accepted by Tenant. If Tenant disputes any Actual Operating Expenses Statement, Tenant shall pay all Additional Rent set forth therein as a condition precedent to its right to contest same.

ARTICLE 6

RULES AND REGULATIONS

     6.1.      Tenant and Tenant’s Visitors shall comply with the Rules and Regulations with respect to the Property which are set forth in Exhibit “C”attached hereto and by this reference made a part hereof. Landlord shall have the right to make reasonable amendments thereto from time to time for the safety, care and cleanliness of the Property, the preservation of good order therein and the general convenience of all the tenants. Tenant shall comply with such amended Rules and Regulations, after twenty (20) days’written notice thereof from Landlord. The Rules and Regulations will not materially interfere with the use and enjoyment of the Premises by Tenant. In the event there is a conflict between the provisions of this Lease and the Rules and Regulations, the provisions of this Lease shall govern. Landlord shall not be responsible for the non-performance by any other tenant or occupant of the Building of any of said Rules and Regulations; however, Landlord shall use reasonable efforts to apply all Rules and Regulations uniformly to all tenants.

ARTICLE 7

LANDLORD’S RIGHT OF ENTRY

     7.1.      Landlord and Landlord’s agents and representatives shall have the right to enter the Premises at all reasonable hours and upon reasonable notice for the following purposes: (i) examining the Premises; (ii) making such repairs or alterations therein as may be necessary in Landlord’s reasonable judgment for the safety and preservation of the Building or the Premises (iii) erecting, maintaining, repairing or replacing wires, ducts, cables, conduits, vents or plumbing equipment running in, to or through the Premises, provided the usable area of the Premises is not reduced in more than a de minimus manner; (iv) showing the Premises to prospective new tenants during the last twelve (12) months of the Term; or (v) showing the Premises during the Term to any mortgagees or prospective purchasers of the Property or the Building; or (vi) curing any default by Tenant in performing its obligations under this Lease. Landlord and Tenant agree to arrange for non-emergency repairs and alterations to be scheduled at dates and times that are mutually acceptable, but in any event within three (3) days of Landlord’s request to schedule same.

     7.2.      Landlord may enter upon the Premises at any time in case of emergency without prior notice to Tenant. If Landlord is to enter the Premises to perform work therein and no emergency exists, in addition to complying with Section 7.1 hereof, Landlord shall provide the names of its employees to Tenant in advance of such employees entering the Premises. Landlord’s employees either shall be accompanied by a Tenant representative (which Tenant shall make available at Tenant’s sole cost and expense) or be issued access to only those portions of the Premises as are necessary for Landlord to achieve the purpose of its having entered the Premises. Landlord’s employees will be subject to the same briefcase and tool box search procedures as are Tenant’s own employees.

     7.3.      Landlord, in exercising any of its rights under this Article 7, shall not be deemed guilty of an eviction, partial eviction, constructive eviction or disturbance of Tenant’s use or possession of the Premises and shall not be liable to Tenant for same.

     7.4.      In connection with any entry by Landlord pursuant to this Article 7, Landlord shall use all reasonable efforts to minimize the disruption of Tenant’s use of the Premises and all work performed by or on behalf of Landlord in or on the Premises pursuant to this Article 7 shall be performed with as little inconvenience to Tenant’s business as is reasonably possible.

     7.5.      Tenant shall not change any locks or install any locks or alarm systems on doors entering into the Premises or within the Premises without first providing Landlord with a copy of any such lock key or alarm code (or equivalent, e.g. the necessary “swipe”card to gain access). If in an emergency Landlord is unable to gain entry (or unable to gain entry as quickly as possible) to the Premises by unlocking entry doors thereto, or disarming alarm systems, Landlord may force or otherwise enter the Premises without liability to Tenant for any damage resulting directly or indirectly therefrom. Tenant shall be responsible for all damages created or caused by its failure to give to Landlord a copy of any key to any lock installed by Tenant controlling entry to the Premises or the code to any alarm system.

ARTICLE 8

MAINTENANCE BY TENANT AND LANDLORD

     8.1.      Tenant shall take good care of the Premises throughout the Term, maintain and preserve same in as good a condition as delivered to Tenant on the Commencement Date, except for normal wear and tear and damage by fire or other casualty, and be responsible for all necessary repairs and replacements thereto, other than those which it is Landlord’s obligation to make under Section 8.2. Tenant shall not injure, deface or commit waste of the Premises. Subject to the provisions of Article 19, Tenant shall be responsible for all damage of any kind or character to the Property caused by the negligence or willful misconduct of Tenant or Tenant’s Visitors or Alterations performed by Tenant. Landlord shall make, at Tenant’s expense, all repairs to the Premises or to the Property for which Tenant is responsible under Section 8.1, and Tenant shall pay the costs incurred therefor to Landlord within 30 days after demand as Additional Rent.

     8.2      Landlord shall be responsible for all Structural Repairs at its own expense; provided, however, that Tenant, subject to the provisions of Article 19, shall pay as Additional Rent, the cost of all such repairs resulting from damage caused by the negligence, or willful misconduct of Tenant or Tenant’s Visitors, or Alterations performed by Tenant. Landlord shall maintain, repair and replace all plumbing, heating, air conditioning, electrical and mechanical fixtures (exclusive of electrical and mechanical fixtures installed by Tenant) when required, and maintain and make repairs to the Common Areas, the non-structural elements of the roof of the Building and the exterior of the Building, the cost of all of which shall be included in Operating Expenses; provided, however, that, subject to the provisions of Article 19, Tenant shall pay as Additional Rent the cost of all such repairs or replacements arising from the negligence or willful misconduct of Tenant or Tenant’s Visitors or Alterations performed by Tenant.

ARTICLE 9

ALTERATIONS BY TENANT OR LANDLORD

     9.1.      Tenant agrees not to make or allow to be made any alterations, improvements, additions or physical changes in or about the Tenant Premises (“Alterations”) or place signs on the Premises which are visible from outside the Premises without first obtaining the written consent of Landlord in each instance, which consent (A) may be withheld by Landlord in its sole discretion if the proposed Alterations (i) affect the structural components of the Building, (ii) adversely affect the Building systems or services provided to other tenants of Landlord in the Property, (iii) are visible from the exterior of the Premises, or (iv) reduce the value or utility of the Building, and (B) in all other cases, shall not be unreasonably withheld or delayed, but may be given on such reasonable conditions as Landlord may elect. Notwithstanding the foregoing, Landlord’s consent shall not be required for any Alteration (“Permitted Alteration”) which in each instance, (i) is not within the Alterations described under clause (A) of the preceding sentence, (ii) the cost of performing which does not exceed $50,000.00 in any instance and $250,000 in the aggregate in any consecutive twelve (12) month period, and (iii) does not require a Building Permit. Any and all Alterations to the Premises shall become the property of Landlord upon termination of this Lease, except for trade fixtures, movable equipment, computer room infrastructure equipment such as raised flooring, power distribution units, computer room air conditioners, uninterrupted power supplies, generators, security and surveillance systems or furniture owned by Tenant. Landlord may, nonetheless, at the time of its approval of an Alteration which is not customary for an executive, general or administrative office, require Tenant to remove such Alterations and fixtures, equipment and other improvements installed on the Premises. In the event the Landlord so elects, and Tenant fails to remove such property, Landlord may remove the same at Tenant’s cost, and Tenant shall pay Landlord on demand all costs incurred in connection therewith. Tenant shall be responsible for the cost of repairing all damage to the Premises resulting from the removal of such property. Tenant’s obligations pursuant to this Section 9.1 shall survive the expiration or termination of this Lease.

     9.2.      Tenant shall submit to Landlord at the time of its request for Landlord’s consent to any proposed Alteration, plans and specifications (including layout, architectural, mechanical and structural drawings) for such proposed Alteration (except in the case of a Permitted Alteration for which Tenant shall submit to Landlord a sketch and description of the proposed Alteration prior to performing the Alteration). All permits, approvals and certificates required by all Governmental Authorities shall be timely obtained by Tenant at Tenant’s expense and submitted to Landlord (Landlord shall not unreasonably refuse to join in any application therefor provided that such joinder shall be without expense to Landlord and further provided that Landlord’s joinder is required by such Governmental Authority). Notwithstanding Landlord’s approval of plans and specifications for any Alteration, all Alterations shall be designed by Tenant and shall be made to be in full compliance with all applicable laws, orders and regulations of Governmental Authorities and all building codes, rules or regulations and the Rules and Regulations of this Lease; all materials and equipment to be incorporated into the Premises as a result of all Alterations shall be new and of first class quality; and no such materials or equipment shall be subject to any lien, encumbrance, chattel mortgage or title retention or security agreement. All Alterations which involve structural work on the Building, or which impact the Building’s base systems, shall be performed by Landlord at tenant’s expense, provided however Landlord’s charges must be reasonable in light of the marketplace. Upon completion of any Alternations, Tenant shall provide Landlords with as-built plans depicting said Alterations.

     9.3.      Landlord reserves the right to make changes, alterations, improvements, repairs or replacements in or to the Building and the fixtures and equipment thereof, as well as in or to the street entrances, halls, lobbies, passages, elevators and stairways and other parts of the Building, and to erect, maintain and use pipes, ducts and conduits in and through the Premises; provided, however, that there shall be no unreasonable obstruction of the means of access to the Premises or unreasonable interference with Tenant’s use of the Premises, nor shall the usable area thereof be reduced in more than a de minimus manner. Nothing contained in this Section shall be deemed to relieve Tenant of any duty, obligation or liability of Tenant under this Lease with respect to making any repair, replacement or improvement or complying with any law, order or requirement of Governmental Authority.

ARTICLE 10

ASSIGNMENT AND SUBLETTING

     10.1.      (i)     Tenant expressly covenants that it will not by operation of law or otherwise assign, encumber or mortgage this Lease, nor sublet or suffer or permit the Premises or any part thereof to be used by others, without the prior written consent of Landlord in each instance. Any attempt by Tenant without Landlord’s prior written consent to assign, encumber or mortgage this Lease or to sublet the Premises or a portion thereof shall be null and void, provided however, that Tenant may without Landlord’s consent (but with complying with the other provisions of this Article), (1) assign this Lease to any successor to Tenant by merger, consolidation or purchase of all or substantially all of Tenant’s assets or capital stock (but only provided that at the time of such assignment Tenant’s assignee has a net worth at least equal to Tenant’s prior to such merger, consolidation or purchase, is engaged in the regular conduct of business operations and delivers to Landlord, as more particularly provided in Section 10.3, a written assumption of the Lease and Tenant’s obligations hereunder), or (2) assign this Lease or sublet all or a portion of the Premises to any of Tenant’s majority owned subsidiaries or any entity of which Tenant is a majority owned subsidiary. Tenant shall not assign this Lease or sublet all or any portion of the Premises to any party with diplomatic immunity or otherwise not amenable to service of process in New Jersey. Prior to advising the leasing market of its desire to sublease any portion of the Premises or assign the lease, Tenant shall notify Landlord of such desire. A sale in either one or a series of transactions of all or a majority of the stock, partnership interests or other equity interest of Tenant shall be deemed an assignment for the purposes of this Article 10.

                (ii)      if Tenant's interest in this Lease is assigned or if the Premises or any part thereof are sublet to, or occupied by, or used by, anyone other than Tenant, whether or not in violation of this Article 10, Landlord may, after default by Tenant, accept from any assignee, sublessee or anyone who claims a right to the interest of Tenant under this Lease, or who occupies any part(s) or the whole of the Premises, the payment of Base Rent and Additional Rent or any portion thereof and/or the performance of any of the other obligations of Tenant under this Lease, but such acceptance shall not be deemed to be a waiver by Landlord of the breach by Tenant of the provisions of this Article 10, nor a recognition by Landlord that any such assignee, sublessee, claimant or occupant has succeeded to the rights of Tenant hereunder, nor a release by Landlord of Tenant from further performance by Tenant of the covenants on Tenant’s part to be performed under this Lease; provided, however, that the net amount of Base Rent and Additional Rent collected from any such assignee, sublessee, claimant or occupant shall be applied by Landlord to the Base Rent and Additional Rent to be paid hereunder.

                (iii)      Tenant agrees to pay to Landlord all fees, costs and expenses, including, but not limited to, reasonable attorney’s fees and disbursements, incurred by Landlord in connection with any proposed assignment of this Lease or any proposed sublease of the Premises.

     10.2.      (i)     If Tenant requests Landlord’s consent to an assignment of this Lease or a subletting of all or any part of the Premises, Tenant shall submit to Landlord: (1) the name of the proposed assignee or subtenant; (2) the terms of the proposed assignment or subletting; (3) the nature of the proposed assignee or subtenant’s business and its proposed use of the Premises; (4) such information as to the financial responsibility and general reputation of the proposed assignee or subtenant as Landlord may reasonably require; and (5) a summary of plans and specifications for revising the floor layout of the Premises.

                (ii)      (a)     Upon determination by Tenant that a portion or all of the Premises are to be sublet or this Lease is to be assigned by Tenant, Tenant prior to initiating a marketing effort will notify Landlord of its intent. Landlord shall have the option (“First Right of Recapture”), to be exercised by notice to Tenant to be delivered within thirty (30) days after receipt of tenant’s notice, to cancel and terminate this Lease if Tenant’s stated intent is to assign this Lease or to sublet all or substantially all of the Premises or, if Tenant’s stated intent is to sublet a portion of the Premises only, to cancel and terminate this Lease with respect to such portion, in each case as of the date set forth in Landlord’s notice of exercise of such option which shall not be less than thirty (30) nor more than ninety (90) days after the date of such notice. If Landlord does not exercise the First Right of Recapture Tenant may market the Premises, or so much thereof as Tenant, in Tenant’s notice, has specified to Landlord would be sublet, to secure a sublease or assignment, subject still to all of the provisions of this Article 10 including, without limitation, the need to receive Landlord’s prior approval to the contemplated transaction in accordance with the terms hereof.

                     (b)      In the event Landlord does not exercise its First Right of Recapture and Tenant, in compliance with this Article 10, secures a sublease or assignment consistent with Tenant’s intent as communicated to Landlord in Tenant’s notice, then Landlord, upon the receipt of all the information from Tenant described in Section 10.2(i), shall have the option, to be exercised in writing within thirty (30) days after such receipt, to cancel and terminate this Lease if the request is to assign this Lease or to sublet all or substantially all of the Premises or, if the request is to sublet a portion of the Premises only, to cancel and terminate this Lease with respect to such portion, in each case as of the date set forth in Landlord’s notice of exercise of such option which shall not be less than thirty (30) nor more than ninety (90) days after the date of such notice. If Landlord does exercise its Second Right of Recapture, it must do so on the basis that it will enter into a lease with the proposed subtenant or assignee on the same terms as the proposed sublease or this Lease, respectively. If Landlord does not exercise its Second Right of Recapture the balance of this Article 10, including, without limitation, the need to receive landlord’s prior approval to the contemplated transaction in accordance with the terms hereof, shall still apply.

           (iii)      If Landlord shall cancel this Lease in whole or in part as above provided, Tenant shall surrender possession of the Premises, or the portion of the Premises which is the subject of the request, as the case may be, on the date set forth in such notice in accordance with the provisions of this Lease relating to surrender of the Premises. If this Lease shall be canceled as to a portion of the Premises only, (1) the Base Rent and Additional Rent payable by Tenant hereunder shall be adjusted proportionately by multiplying the Base Rent and Additional Rent then in effect by a fraction, the numerator of which is the number of rentable square feet in the portion of the Premises to be retained and the denominator of which is the Rentable Area of the Premises originally leased, and (2) Landlord, at Landlord’s expense, shall have the right to make any alterations to the Premises required, in Landlord’s judgment, to make the portion of the Premises surrendered a self-contained rental unit with access through corridors to the elevators and toilets serving such space. At Landlord’s request, Tenant shall execute and deliver an agreement, in form satisfactory to Landlord, setting forth any modifications to this Lease contemplated or resulting from the operation of this Section; however, neither Landlord’s failure to request such agreement nor Tenant’s failure to execute such agreement shall vitiate the effect of any cancellation pursuant to this Section.

     10.3.      (i)     If Landlord shall fail to exercise its option to cancel and terminate this Lease with respect to all or a part of the Premises as above provided, Landlord shall not thereby be deemed to have consented to the proposed assignment or subletting unless, prior to the expiration of the thirty (30) day period provided for in Section 10.2(ii), Landlord shall have delivered its written consent thereto to Tenant. Landlord agrees, however, that its consent to such proposed assignment or subletting shall not be unreasonably withheld provided that: (1) there are no required Alterations to the Premises of the nature described in clause (A) of the first sentence of Section 9.1; (2) the use to be made of the Premises by the proposed assignee or subtenant is permitted under Article 3; (3) Tenant has complied or will comply with all other requirements of this Article 10; (4) Landlord, Tenant and the proposed assignee or subtenant execute and deliver the consent form then utilized by Landlord; and (5) the sublease or assignment shall not be permitted to any other tenant of the Building, if there is space available in the Building, or to a prospective tenant which is then negotiating for space in the Building with Landlord.

                (ii)      If Landlord shall consent to an assignment pursuant to the request from Tenant, Tenant shall cause to be executed by its assignee an agreement to perform faithfully and to assume and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease. If Landlord shall consent to a sublease pursuant to the request from Tenant, the sublease shall expressly provide that it is subject to all of the terms and conditions of this Lease, that the subtenant shall not violate any of such terms or conditions and at the option of Landlord, in the event of the termination of this Lease, the subtenant will attorn to Landlord. An executed counterpart of each sublease or assignment and assumption of performance by the assignee, in form and substance approved by Landlord, shall be delivered to Landlord within five (5) days prior to the commencement of occupancy set forth in such assignment or sublease. No such assignment or sublease shall be binding on Landlord until Landlord has received such counterpart as required herein.

                (iii)      In the event of any assignment or subletting which requires Landlord’s consent, should Landlord give its consent to any such assignment or subletting, Tenant shall in consideration therefor pay to Landlord as Additional Rent the following amounts less the actual expenses incurred by Tenant in connection with such assignment or subletting including reasonable legal fees, brokerage commissions to persons not affiliated with Tenant and costs of making alterations, as the case may be:

                           (1)     in the case of an assignment, an amount equal to fifty (50%) percent of all sums and other considerations paid to Tenant by the assignee for or by reason of such assignment; and

                          (2) in the case of a sublease, fifty (50%) percent of any rents, additional charge or other consideration payable under the sublease to Tenant by the subtenant which is in excess of the Base Rent and Additional Rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof.

                (iv)     Anything in this Article 10 to the contrary notwithstanding, if any consideration paid to Tenant for the assignment or subletting shall include an amount for the sale or rental of Tenant’s fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, the excess, if any, of such amount over the basis (less accumulated depreciation) of such property as shown on Tenant’s most recently filed Federal Income Tax return shall be included as part of the consideration to be paid to Landlord as hereinabove provided in subsections 10.3(iii)(1) and 10.3(iii)(2) above. The sums payable to Landlord under Section 10.3(iii) shall be paid to Landlord as Additional Rent if, as and when paid by the assignee or subtenant to Tenant.

     10.4.      In no event shall any assignment or subletting release or relieve Tenant from its obligations fully to observe or perform all of the terms, covenants and conditions of this Lease on its part to be observed or performed and the fact that Landlord may consent to any assignment or subletting shall not be construed as constituting such a release of Tenant.

ARTICLE 11

SURRENDER

     11.1      Upon the Termination Date, or prior expiration of the Term of this Lease, Tenant shall peaceably and quietly quit and surrender to Landlord the Premises, broom clean, in as good condition as on the Commencement Date, except for normal wear and tear and damage by fire or other casualty, and repairs and replacements other than those which it is Landlord’s obligation to make under Section 8.2, free and clear of tenants and occupants and with all of Tenant’s property removed and, to the extent required by Landlord in accordance with the terms of this Lease, with Alterations restored to the extent required by Article 9. Tenant’s obligation to observe or perform this covenant shall survive the Termination Date or prior expiration of the Term.

ARTICLE 12

HOLDING OVER

     12.1      If Tenant holds over possession of the Premises beyond the Termination Date or prior expiration of the Term, such holding over shall not be deemed to extend the Term or renew this Lease but such holding over shall continue upon the terms covenants and conditions of this Lease as a tenant at will except that Tenant agrees that the charge for use and occupancy of the Premises for each calendar month or portion thereof that Tenant holds over (even if such part shall be one day) shall be a liquidated sum equal to one twelfth (1/12th) of 150% of the Base Rent for the first month and 200% thereafter, plus in all instances 100% of the Additional Rent required to be paid by Tenant during the calendar year preceding the Termination Date or earlier expiration of the Term. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant to timely surrender possession of the Premises will be extremely substantial, will exceed the amount of the monthly Base Rent and Additional Rent payable hereunder and will be impossible to accurately measure. Nothing contained in this Lease shall be construed as a consent by Landlord to the occupancy or possession by Tenant of the Premises beyond the Termination Date or prior expiration of the Term, and Landlord, upon said Termination Date or prior expiration of the Term, or at any time thereafter (and notwithstanding that Landlord may accept from Tenant one or more payments called for by this Section 12.1), shall be entitled to the benefit of all legal remedies that now may be in force or may be hereafter enacted relating to the immediate repossession of the Premises. The provisions of this Article shall survive the Termination Date or earlier expiration of the Term.

ARTICLE 13

LANDLORD’S SERVICES

     13.1.      Landlord agrees to provide during the Term the services listed in Section 13.2. Services provided during Business Hours are included in Operating Expenses pursuant to Article 5 except as otherwise expressly provided in this Article 13. Services utilized by Tenant during other than Business Hours shall not be part of Operating Expenses, but shall be billed to Tenant by Landlord on the basis of Tenant’s usage of such services, as requested by Tenant from time to time, as the charge for such services is reasonably determined by Landlord from time to time. Landlord shall make all of the services available to Tenant during other than Business Hours provided that Tenant gives Landlord sufficient notice of Tenant’s requirement for the additional service (in the case of heating and air-conditioning, the notice required by Section 13.2).

     13.2.      Services shall consist of the following:

                (i)     Hot and cold water at points of supply provided for general use of the tenants in the Building; central heat and air conditioning in season, at such temperatures and in such amounts as are set forth in Exhibit “G” attached hereto and made a part hereof provided, however, that heating and air conditioning service to the Premises and to the interior Common Areas at times other than for Business Hours shall be furnished only upon the written request of Tenant delivered to Landlord prior to 3:00 p.m. the date preceding the date for which such use is requested. For the first year of the Term, heating and cooling additional services shall be billed at the rate of $45.00 per zone per Building floor for each hour of use or part thereof (thereafter, Landlord may increase the charge therefor based on any increases in the cost of providing such services); provided, however, if other tenants of Landlord on the same floor request additional heating or cooling service at the same time that Tenant requests additional heating and cooling service, the cost thereof shall be shared by Tenant and such other tenants in proportion to the rentable area of the floor leased by Tenant and such other tenants.

                (ii)     Repair and maintenance and electric lighting service for all Common Areas including repair and maintenance of the elevators, repair, maintenance, cleaning and snow removal in the parking areas and exterior sidewalks, and care, maintenance and replacement of landscaped areas of the Property.

                (iii)     Janitor service, as described in Exhibit “D” attached hereto and by this reference made a part hereof, provided, however, if Tenant’s floor or wall coverings or other improvements (including, without limitation, kitchen and dining facilities, if any) require special treatment, Tenant shall pay the additional cleaning cost attributable thereto as Additional Rent upon presentation of a statement therefor by Landlord. If Landlord fails to provide proper cleaning services in accordance with Exhibit “D” and such failure is not corrected within three (3) days after Tenant delivers notice of the same, and if such failure to correct occurs on more than three (3) occasions in any consecutive twelve (12) month period, then Tenant may hire its own cleaning contractor to provide cleaning services to the Premises. If Tenant does hire its own cleaning contractor to provide cleaning services to the Premises Landlord shall be relieved of the obligation to provide same, and the cost to Landlord of cleaning the Premises shall not be included in Operating Expenses.

                (iv)     All fluorescent and incandescent bulb replacement in the Premises necessary to maintain the lighting provided as part of the Tenant’s Improvements and fluorescent and incandescent bulb replacement in the Common Areas. Replacement of fluorescent and incandescent bulbs in the Premises shall be provided either by Tenant at its own expense or by Landlord at Tenant’s expense based on prices quoted to Tenant in advance of Landlord’s installation of same, and not included in Operating Expenses. Replacement of bulbs in spaces leased to other tenants of Landlord shall be billed to said tenants on an individual basis and not included in Operating Expenses. Replacement of bulbs in the Common Areas shall be included in Operating Expenses.

                (v)    Electricity for normal office use, as set forth on Exhibit “G”.

                (vi)     Landlord’s services do not include security services within the Premises.

                (vii)     Landlord shall provide access to the Premises on a 24 hour per day, 365 day per year basis, provided, however, Tenant shall comply with such security measures as Landlord employs from time to time which are applicable to all tenants in the Building.

     13.3.      The failure of Landlord to any extent to furnish, or the interruption or termination of, the services provided for in this Article in whole or in part resulting from the events described in the definition of Excusable Delay shall not render Landlord liable in any respect, nor be construed as an eviction of Tenant, nor work an abatement of rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement hereof. Should any of the equipment or machinery used in the provision of such services cease to function properly for any cause, Tenant shall have no claim for offset or abatement of rent or damages on account of reasonable interruption in service occasioned thereby or resulting therefrom. Landlord shall proceed with due diligence to restore any interruption in services. Landlord shall have the right to temporarily interrupt services in order to make emergency repairs or replacements to, or to otherwise service, the Building’s systems. Service interruption for non-emergency repairs must be scheduled at non-business hours or a specific date and time that are mutually acceptable to the Tenant and Landlord, but in any event within three (3) days of Landlord’s request to schedule same.

ARTICLE 14

QUIET ENJOYMENT

     14.1.      Landlord covenants and agrees that, upon the performance by Tenant of all of the covenants, agreements and provisions hereof on Tenant’s part to be kept and performed, Tenant shall have, hold and enjoy the Premises, subject to the terms of this Lease, without molestation or interference by Landlord or any person claiming by, through or under Landlord, provided, however, that no diminution or abatement of the Base Rent, Additional Rent or other payment to Landlord shall be claimed by or allowed to Tenant for inconvenience or discomfort arising from the making of any repairs or improvements to the Premises or the Property, nor for any space taken to comply with any law, regulation, rule, requirement or order of any Governmental Authority, except as provided for herein. Tenant’s rights hereunder are and shall be subject to the existing state of title to the Property, to all existing and future mortgages, liens or real estate taxes, and to future easements affecting the Property, including, by way of illustration and not limitation, easements for storm and sanitary sewers, drainage ditches and public utilities, provided that the same will not render the Premises unfit for Tenant’s use as a general commercial office.

ARTICLE 15

DEFAULT

     15.1.      If during the Term any one or more of the following acts or occurrences shall happen, it shall constitute an Event of Default hereunder:

                (i)     Tenant shall fail to pay any Base Rent, Additional Rent or other sum of money due hereunder or under the Work Agreement when such sum is due and such failure shall continue for a period of five (5) days after notice from Landlord to Tenant that said sums are due; or

                (ii)     Tenant shall fail to comply with any provision of this Lease or under the Work Agreement or any other agreement between Landlord and Tenant not requiring the payment of money, all of which terms, provisions and covenants shall be deemed material and such failure shall continue for a period of thirty (30) days after written notice of such default is given to Tenant, provided however, that if such default is capable of being cured within a reasonable period, but cannot be cured within such thirty (30) day period, then Tenant shall have such period of time longer than thirty (30) days as is reasonably required to cure such default with all due diligence; or

                (iii)     the leasehold hereunder demised shall be taken on execution or other process of law in any action against Tenant; or

                (iv)     Tenant shall become insolvent or unable to pay its debts as they become due, or Tenant notifies Landlord that it anticipates either condition; or

                (v)     Tenant takes any action to, or notifies Landlord that Tenant intends to file a petition under any section or chapter of the national Bankruptcy Code, as amended from time to time, or under any similar law or statute of the United States or any State thereof, or a petition shall be filed against the Tenant under any such statute or Tenant or any creditor of Tenant notifies Landlord that it knows such a petition will be filed; or

                (vi)     a receiver or trustee shall be appointed for Tenant's leasehold interest in the Premises or for all or a substantial part of the assets of Tenant.

     Provided, however, that the conditions described in subparagraphs (iii), (iv) and (v) above shall not be deemed to be an Event of Default, if Tenant is not otherwise in default of any of the terms and conditions of this Lease at the time that such event occurs, and Tenant continues to utilize the Premises in the usual course of business, and not for the purpose of liquidation or dissolution of a bankrupt estate, and Tenant fully and faithfully performs all of the terms and conditions of this Lease during such insolvency, bankruptcy or receivership.

ARTICLE 16

LANDLORD’S RIGHTS UPON TENANT’S DEFAULT

      16.1.     If any Event of Default occurs, Landlord may, notwithstanding the fact that Landlord may have other remedies hereunder or at law or in equity, by notice to Tenant, designate a date, not less than fifteen (15) after the giving of such notice, on which this Lease shall terminate; and thereupon, on such date the Term of this Lease and the estate hereby granted shall expire and terminate with the same force and effect as if the date specified in such notice were the Termination Date and all rights of Tenant hereunder shall expire and terminate but Tenant shall remain liable as provided in this Lease, and Landlord shall have the right to remove all persons, goods, fixtures and chattels from the Premises, by reasonable force or otherwise, without liability or damages to Tenant.

      16.2.     If this Lease is terminated as provided in Section 16.1, or as permitted by law, Tenant shall peaceably quit and surrender the Premises to Landlord, and Landlord may, without further notice, enter upon, re-enter, possess and repossess the same by summary proceedings, ejectment or other legal proceeding, and again have, repossess and enjoy the same as if this Lease had not been made, and in any such event neither Tenant nor any person claiming through or under Tenant shall be entitled to possession or to remain in possession of the Premises, and Landlord at its option shall forthwith, notwithstanding any other provision of this Lease, be entitled to recover from Tenant as and for damages either:

                (i)     the excess, if any, of (l) all Base Rent and Additional Rent (conclusively presuming the Additional Rent to be the same as was payable for the calendar year immediately preceding such termination) reserved hereunder for the unexpired portion of the Term over (2) the aggregate fair rental value of the Premises at the time of termination for such unexpired portion of the Term, discounted at the rate of five (5%) percent per annum to then present worth plus, in addition to such excess an amount equal to any Reletting Expenses (as defined in Paragraph (ii) of this Section 16.2); or

                (ii)     amounts equal to the Base Rent and Additional Rent which would have been payable by Tenant from time to time had this Lease not so terminated, or had Landlord not so re-entered the Premises, payable on the dates that such payments would have otherwise been payable following such termination and until the Termination Date; provided, however, that if Landlord shall relet the Premises during said period, Landlord shall credit Tenant with the net rent received by Landlord from such reletting, such net rents to be determined by first deducting in a lump sum (and not on an amortized basis) from the gross rents as and when received by Landlord from such reletting, the expenses incurred or paid by Landlord in terminating this Lease or in re-entering the Premises and in securing possession thereof, as well as the expenses of reletting, including altering and preparing the Premises for new tenants, brokers’ commissions, attorney fees, and all other expenses properly chargeable against the Premises and the rental therefrom (collectively, “Reletting Expenses”), it being understood that any such reletting may be for a period shorter or longer than the remaining term of this Lease, but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this Subsection to a credit in respect of any net rents from a reletting, except to the extent that such net rents are actually received by Landlord. If the Premises or any part thereof should be relet in combination with other space or otherwise, then proper apportionment on a square foot basis (for equivalent space) shall be made of the rent received from such reletting and of the expenses of reletting. Suit or suits for the recovery of such damages, or any installments of such damages, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been so terminated under the provisions of Section 16.1, or under any provision of law, or had Landlord not re-entered the Premises.

      16.3.     Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove and obtain as damages by reason of the termination of this lease or re-entry on the Premises for the default of Tenant under this lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount be greater, equal to, or less than any of the sums referred to in Section 16.2. Nothing contained herein shall limit or prejudice the right of Landlord, in any bankruptcy or reorganization or insolvency proceedings, to prove for and obtain as damages by reason of such termination or by reason of disaffirmance of this Lease by Tenant, an amount equal to the maximum allowed by any bankruptcy or reorganization or insolvency proceedings, or to prove for and obtain as damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law whether such amount be greater, equal to, or less than any of the sums referred to in Section 16.2.

      16.4.     If Tenant shall default in the keeping, observance or performance of any covenant, agreement, term, provision or condition herein contained, Landlord, without thereby waiving such default, may perform the same for the account and at the expense of Tenant (a) immediately or at any time thereafter and without notice in the case of emergency or in case such default will result in (i) a violation of any law, rule, regulation, requirement or order of any Governmental Authority or any insurance policy maintained by Landlord, or (ii) the imposition of any lien, charge or encumbrance against all or any portion of the Premises, the Building or the Property, and (b) in any other case if such default continues for a period of fifteen (15) days after the date of the giving by Landlord to Tenant of a notice of Landlord’s intention to perform the same. All reasonable costs and expenses incurred by Landlord (plus interest thereon at the Default Interest Rate, until repaid by Tenant) in connection with any such performance by it for the account of Tenant and also all costs and expenses, including reasonable counsel fees and disbursements incurred by Landlord in any action or proceeding (including any summary dispossess proceeding) brought by Landlord to enforce any obligation of Tenant and/or right of Landlord under this Lease or right of Landlord in or to the Premises, shall be paid by Tenant to Landlord, as Additional Rent, upon demand.

      16.5.     No right or remedy conferred upon or reserved to Landlord shall be exclusive of any other right or remedy, and any right and remedy shall be cumulative and in addition to every other right or remedy given hereunder or now or hereafter existing at law or in equity, any or all of which Landlord may exercise from time to time in such order and in such combination as Landlord elects. The failure of Landlord to insist at any time upon the strict performance of any covenant or agreement or to exercise any right, power or remedy contained in this Lease shall not be construed as a waiver or relinquishment thereof for the future. Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation, or attempted or threatened violation, of any covenant, agreement, condition or provision of this Lease or to a decree compelling performance or any covenant, agreement, condition or provision of this Lease, or to any other remedy allowed Landlord by law or in equity.

      16.6.     Tenant hereby waives all right of redemption to which Tenant or any person claiming under Tenant might be entitled by law now or hereafter in force.

ARTICLE 17

SUBORDINATION AND ESTOPPEL

      17.1.     The Building is not currently subject to a “Superior Lease” (as defined in this Section), nor is the Building currently encumbered by a mortgage. Subject to the next sentence of this Section 17.1, this Lease and all rights of Tenant hereunder are subject and subordinate at all times to all ground or underlying leases hereafter made by Landlord (collectively, “Superior Leases”) and to all first mortgages which hereafter affect the Office Complex and/or the Building, and to all renewals, modifications, consolidations, replacements and extensions thereof. As a condition precedent to the effectiveness of the prior sentence, Landlord shall obtain from any ground lessor or mortgagee of Landlord, a non-disturbance agreement (“SNDA”) substantially in the form of Exhibit “E” attached hereto and by this reference made a part hereof or in such other form as may be reasonably required by such ground lessor or mortgagee, which shall provide that possession or the rights of Tenant shall not be disturbed in the event of the termination of any such ground lease or the foreclosure of any such mortgage arising out of any default thereunder or by the delivery of an assignment or termination of lease or a deed in lieu of foreclosure of such mortgage so long as Tenant shall not be in default, uncured, pursuant to the terms and conditions of this Lease. Tenant further agrees at the option of the holder of any such mortgage to attorn to the holder of any such mortgage following the foreclosure of such mortgage or the granting of a deed in lieu thereof. Notwithstanding any provision of this Section 17.1 to the contrary, upon notice to Tenant by a mortgagee, this Lease shall become superior, in whole or in part, to the lien of any mortgage held on the property by said mortgagee.

      17.2.     Tenant shall at any time and from time to time within ten (10) days of receipt of written request therefor, execute, acknowledge and deliver to Landlord an estoppel certificate, in form attached hereto as Exhibit “F” and by this reference made a part hereof or, at Landlord’s option, such other form as is reasonably satisfactory to Landlord, certifying (i) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (ii) the dates to which Base Rent and Additional Rent have been paid in advance, if any, (iii) whether any options granted to Tenant pursuant to the provisions of this Lease have been exercised, (iv) whether or not to the best knowledge of the signer, Landlord is in default in performance of any of its obligations under this Lease, and if so, specifying each such default of which Tenant may have knowledge, (v) whether Tenant has received notice that it is in default in performance of any of its obligations under this Lease, and if so, specifying each such default, and (vi) as to any other matters reasonably requested by Landlord, it being intended that any such certificate delivered pursuant to this Section 17.2 may be relied upon by a prospective purchaser of Landlord’s interest or a mortgagee of Landlord’s interest or assignee of any mortgage under Landlord’s interest in the Office Complex or any other party which Landlord wishes to receive said estoppel certificate.

      17.3.     Landlord shall at any time and from time to time within ten (10) days of receipt of written request therefor, execute, acknowledge and deliver to Tenant an estoppel certificate, in form substantially similar to Exhibit “F” certifying (i) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (ii) the dates to which Base Rent and Additional Rent have been paid in advance, if any, (iii) whether any options granted to Tenant pursuant to the provisions of this Lease have been exercised, (iv) whether or not to the best knowledge of the signer, Tenant is in default in performance of any of its obligations under this Lease, and if so, specifying each such default of which Landlord may have knowledge, and (v) whether Landlord has received notice that it is in default in performance of any of its obligations under this Lease, and if so, specifying each such default.

ARTICLE 18

DAMAGE BY FIRE OR OTHER CASUALTY

      18.1.     If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In the event of any fire or other casualty to the Building, Landlord shall, within ninety (90) days of such fire or other casualty, provide Tenant with a written notice (the “Landlord’s Notice”) in accordance with this Article 18. In case the Building shall be so damaged that substantial alteration or reconstruction of the Building shall, in Landlord’s opinion, be required (whether or not the Premises shall have been damaged by such casualty), or in the event of any substantial uninsured loss to the Building, Landlord may at its option terminate the Lease by so notifying Tenant as part of Landlord’s Notice, provided that Landlord similarly terminates all other leases in the Building for premises impacted in a manner substantially similar to the impact on the Premises. If Landlord does not elect to terminate the Lease, Landlord’s Notice shall specify whether, in Landlord’s judgment, the Premises or those portions of the Building affecting the use and enjoyment of the Premises can be reconstructed within 90 days from the occurrence of such fire or casualty. If Landlord’s Notice indicates that such reconstruction of the Premises or those portions of the Building affecting the use and enjoyment of the Premises shall exceed two hundred seventy (270) days and Landlord does not elect to terminate the Lease as provided in Landlord’s Notice, Tenant shall have the right, to be exercised within 30 days after receipt of Landlord’s Notice, to elect, by notice to Landlord, to terminate this Lease, (hereinafter called “Tenant’s Notice”). In the event the Lease is not terminated by either Landlord or Tenant as hereinabove permitted, Landlord shall, subject to Excusable Delay, commence and proceed with reasonable diligence to restore the portion of the Building affecting the use and occupancy of the Premises. If Landlord indicates in its Notice that the portions of the Building affecting the use and occupancy of the Premises can be restored within two hundred seventy (270) days and such portions of the Building are not restored within two hundred seventy (270) days after Landlord’s undertaking such restoration (except for Excusable Delay), or if Landlord in Landlord’s Notice indicates that it will take a period longer than two hundred seventy (270) days to restore said portion of the Building and said portions are not restored within such longer period (except for Excusable Delay), then this Lease and the Term hereof may at the election of Tenant be terminated by notice in writing from Tenant to Landlord, providing Tenant serves such notice on Landlord within 30 after expiration of the two hundred seventy (270) day restoration period or such longer period, if applicable, which notice shall be effective thirty (30) days after the giving of such notice if the Premises have not been restored by that date. If the Premises have been restored within said thirty (30) day period from the date the notice is given, the Lease shall continue in full force and effect. If the Lease is terminated by either Landlord or Tenant as above permitted, this Lease shall terminate on the date of termination established pursuant to this Article as if such date was the originally specified Termination Date. Landlord shall not be liable to Tenant for any damage suffered including, without limitation, due to Tenant’s inconvenience, loss of business or annoyance to Tenant or damage to the business of Tenant resulting in any way from such damage or the repair thereof, except that Landlord shall allow Tenant a fair diminution of Base Rent and Additional Rent during the time and to the extent that the Premises is unfit for occupancy. Subject to the conditions and limitations set forth in Section B.2 of Exhibit “B”, Landlord, at what Landlord believes is the appropriate time in terms of the progress of construction shall permit Tenant entry to the Premises to perform Tenant Installations and, if any, Special Work. During the period of any reconstruction undertaken by Landlord, Tenant shall be responsible to remove its personal property, fixtures and equipment from the damaged area prior to Landlord’s institution of reconstruction work. Landlord shall have no liability to Tenant with respect to any damage, loss or theft of any such personal property, fixtures and equipment not so removed. If Landlord is obligated to or elects to restore the Building as herein provided, with respect to the restoration of the Premises Landlord shall be obligated to restore only those portions of the Premises which were originally provided at Landlord’s expense (“Landlord’s Work”), and the restoration of items in the Premises not provided at Landlord’s expense shall be the obligation of Tenant. In addition, Landlord’s obligation to restore the Building within the time frames set forth in this Article shall mean that (i) Landlord’s Work has been substantially completed except for (x) details of construction, decoration or mechanical adjustments which are minor in character, the noncompletion of which will not materially interfere with Tenant’s use and enjoyment of the Premises, and (y) uncompleted Special Work; (ii) all of the Building’s sanitary, electrical, heating, air conditioning, mechanical and other systems, to the extent they serve the Premises, are completed and in good order and operating condition except for mechanical adjustments which are minor in character; and (iii) Landlord shall have obtained (a) a certificate of approval or temporary or permanent certificate of occupancy for the Premises or (b) all requirements to obtain a certificate of approval or temporary or permanent certificate of occupancy for the Premises, other than the completion of Special Work or Tenant Installations therein, shall have been satisfied.

      18.2.     Tenant waives the benefit of New Jersey Revised Statutes, Title 46, Chapter 8, Sections 6 and 7, and agrees that Tenant will not be relieved of the obligations to pay the Base Rent or any Additional Rent in case of damage to or destruction of the Building, except as provided by this Lease.

      18.3.     Notwithstanding any of the foregoing provisions to the contrary, Landlord’s obligation to repair the damage and restore and rebuild the Building and/or the Premises pursuant to this Article shall be conditioned on such restoration being then lawfully permitted and Landlord being granted all necessary approvals from the Governmental Authorities.

ARTICLE 19

MUTUAL WAIVER OF SUBROGATION

      19.1.     Landlord and Tenant shall each secure an appropriate clause, or an endorsement on any policy of insurance in force, covering the Property, the Building, or any personal property, fixtures and equipment or Tenant Installations located therein or thereon, including, without limitation, casualty, liability and business interruption policies in force, pursuant to which the respective insurance companies waive subrogation or permit the insured, prior to any loss, to agree with a third party to waive any claim it might have against said third party. The waiver of subrogation or permission for waiver of any claim hereinbefore referred to shall extend the agents of each party and also extend to all other persons and entities occupying or using the Premises in accordance with the terms of this Lease. In the event that either Landlord or Tenant shall be unable at any time to obtain one of the provisions referred to above in any of its insurance policies, Landlord or Tenant, as the case may be, shall promptly notify the other.

      19.2.     Subject to the foregoing provisions of this Article 19, and notwithstanding any provision of this Lease to the contrary, each party hereby releases the other and its partners, agents and employees (and in the case of Tenant, all other persons and entities occupying or using the Premises in accordance with the terms of this Lease) with respect to any claim including a claim for negligence) which it might otherwise have against the other party for loss, damages or destruction with respect to its property by fire or other casualty (including rental value or business interruption, as the case may be) occurring during the Term covered by such insurance policies.

ARTICLE 20

CONDEMNATION

      20.1.     If the whole or substantially the whole of the Building or the Premises should be taken for any public or quasi-public use, by right of eminent domain or otherwise, or should be sold in lieu of condemnation, then this Lease shall terminate as of the date when physical possession of the Building or the Premises is taken by the condemning authority. If less than the ‘hole or substantially the whole of the Building or the Premises is thus taken or sold, Landlord whether or not the Premises is affected thereby) may terminate this Lease by giving written notice thereof to Tenant, provided Landlord also terminates all other leases in the Building, in which event this Lease shall terminate as of the date when physical possession of such portion of the Building or Premises is taken by the condemning authority. In the event that the Premises is not affected by the taking, then Landlord may terminate this Lease only in the event that the building requires demolition or substantial rehabilitation. If twenty (20%) percent or more of the Tenant’s parking allocation (unless alternative parking spaces are provided) is thus taken or) sold; Tenant may terminate this Lease by giving written notice thereof to Landlord in which vent this Lease shall terminate as of the date when physical possession of such portion of the Property is taken by the condemning authority. If this Lease is not so terminated upon any such taking or sale, the Base Rent payable hereunder shall be equitably adjusted by multiplying the annual Base Rent then in effect by a fraction, the numerator of which is the number of square feet of Rentable Area of the Premises after the taking and the denominator of which is the umber of rentable square feet in the Premises prior to such taking, and Landlord shall, to the extent Landlord deems feasible, restore the Building and the Premises to substantially their former condition, but such work shall not exceed the scope of the work done by Landlord in originally constructing the Building and installing the Tenant Improvements in the Premises. All amounts awarded upon a taking of any part or all of the Property shall belong to Landlord or the holder of any mortgage affecting the Premises, and Tenant shall not be entitled to and expressly waives all claim to any such compensation including, without limitation, any claim for the value of the unexpired portion of this Lease.

      20.2.     Tenant may make an independent claim in such proceedings for its personality, trade fixtures and moving expenses, provided, however, that any such claim shall in no way affect any portion of any award which the Landlord or the holder of any mortgage affecting the Premises or the Property shall be entitled to receive.

ARTICLE 21

CHANGES SURROUNDING PROPERTY

      21.1.      Landlord hereby reserves to itself and its successors and assigns the following rights (all of which are consented to by Tenant) and the Lease shall not be affected or impaired thereby: (i) to change any sidewalk, alley or street adjacent to or around the Building, (ii) to convey or dedicate portions of the Property on which neither the Building nor parking areas are located, for road improvement purposes, (iii) to make improvements or changes to the Property which do not adversely affect Tenant’s use and enjoyment of the Premises, or (iv) to change the street address and/or name of the Building.

ARTICLE 22

NOTICES

      22.1.      Any notice, consent, request or other communication (collectively “Notices”) given pursuant to this Lease must, unless otherwise provided herein, be in writing, and may, unless otherwise in this Lease expressly provided, be given or be served by depositing the same in the United States mail, postpaid and certified and addressed to the party to be notified, with return receipt requested or by overnight express mail with a reliable overnight courier, or by delivery of the same in person, or by prepaid telegram, when appropriate, addressed to the party to be notified, which address for Landlord shall be c/o Steven J. Pozycki at Landlord’s address as hereinbefore set forth with a copy to Robert Silverstein, Esq., General Counsel at the same address, and in the case of Tenant shall be at Tenant’s address as hereinbefore set forth, to the attention of Michael Atieh, Vice President and Chief Financial Officer, with a copy to Christine Pellizzari, Esq., General Counsel, at the same address. Notices shall be effective upon receipt, and if such delivery is rejected, such rejection of delivery shall be considered receipt. Either party may at any time change its address for notices hereunder by delivering or mailing, as aforesaid, to the other party a notice stating the change and setting forth the changed address. A party’s attorney may deliver a notice on behalf of that party.

ARTICLE 23

NO WAIVER

      23.1.     No waiver by Landlord or Tenant of any breach by the other of any of the terms, covenants, agreements or conditions of this Lease shall be effective unless such waiver is contained in a writing subscribed by the waiving party and no such waiver shall be deemed to constitute a waiver of any succeeding breach thereof, or a waiver of any breach of any of the other terms, covenants, agreements or conditions herein contained.

      23.2.     No act or thing done by Landlord or Landlord’s agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord.

      23.3.     The receipt by Landlord of the Base Rent and Additional Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Base Rent or a lesser amount of the Additional Rent then due shall be deemed to be other than a payment on account of the earliest stipulated amount then due, nor shall any endorsement or statement on any check or payment as Base Rent or Additional Rent be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Base Rent or Additional Rent or pursue any other remedy provided in this Lease.

ARTICLE 24

LANDLORD’S LIABILITY

      24.1.     Landlord shall not be liable to Tenant or Tenant’s Visitors for any damage, injury, loss, compensation or claim based on, arising out of, or resulting from any cause including, but not limited to, the following: repairs to any portion of the Premises or the Property; interruption in the use of the Premises; any accident or damage resulting from the use or operation (by Tenant or any other person or persons) of elevators, or of heating, cooling, electrical or plumbing equipment or apparatus; the termination of this Lease by reason of the destruction of the Premises or the Property; any fire, robbery, theft, mysterious disappearance and/or any other casualty; the actions of any other tenants of the Landlord or of any other person or persons; any leakage in any part or portion of the Premises or Property, or from water, rain or snow that may leak into, or flow from, any part of the Premises or the Property, or from drains, pipes or plumbing fixtures in the Property; or any act, omission, or any neglect of Tenant or Tenant’s Visitors in the use of the Premises or Property by Tenant or Tenant’s Visitors.

      24.2.     Notwithstanding the provisions of Section 24.1, but subject to the waiver set forth in Article 19 and to the exceptions set forth in Section 24.3, Landlord shall not be released from liability to Tenant or Tenant’s Visitors for any damage, injury, loss, compensation or claim caused by the willful misconduct or negligence of Landlord or its agents, servants or employees.

      24.3.     As an express inducement to Landlord to enter into this Lease, and notwithstanding any provisions of this Lease to the contrary, Tenant agrees that any goods, personal property or personal effects, including removable trade fixtures used or placed by the Tenant or its employees in or about the Premises or Property, shall be at the sole risk of Tenant, and Landlord shall not in any manner be held responsible or liable therefor; nor shall Landlord have any liability to Tenant for any claims based on the interruption of, or loss to, Tenant’s business. Nor shall Landlord have any liability to Tenant, its employees, agents, invitees or licensees for losses due to theft or burglary, or for damage done by unauthorized persons on the Premises and neither shall Landlord be required to insure against any such losses.

ARTICLE 25

INDEMNIFICATION

      25.1.      Subject to the waiver set forth in Article 19, Tenant hereby indemnifies and holds Landlord harmless from all expenses, costs (including reasonable attorney fees and disbursements), loss, liability and claims based on, arising out of or resulting from: (i) any act, omission or neglect of Tenant or Tenant’s Visitors or the use of the Premises, Common Areas (or any part thereof) by Tenant or tenant’s Visitors, (ii) any breach by Tenant of its obligations under this Lease and (iii) any Tenant Installation, Alteration, or other work performed by Tenant in or about the Premises.

      25.2.     Subject to the waiver set forth in Article 19 and the exceptions set forth in Section 24.3, Landlord hereby indemnifies and holds Tenant harmless from all expenses, costs (including reasonable attorney fees and disbursements), loss, liability and claims based on, arising out of or resulting from any act, omission or neglect of Landlord for which Landlord is liable to Tenant pursuant to Section 24.2 hereof, or Landlord’s agents, servants or employees.

      25.3.     The indemnities set forth in this Article 25 shall survive the expiration or termination of this Lease.

ARTICLE 26

TENANT’S INSURANCE

     26.1.      Tenant, at its own expense, will maintain with admitted insurers authorized to do business in the State of New Jersey and which are rated “A+/VII”or equivalent in Best’s Key Rating Guide, or any successor thereto (or if there is none, a rating organization having a national reputation) commercial general liability against claims for bodily injury, personal injury, death or property damage occurring on, in or about the Premises in amounts not less than $5,000,000.00 per occurrence/aggregate for bodily injury, personal injury or death, $5,000,000.00 with respect to any one occurrence, and $3,000,000.00 with respect to all claims for property damage with respect to any one occurrence with an aggregate of $3,000,000.00. From time to time during the Term such limits shall be increased to the prevailing level customarily carried with respect to similar properties in Somerset County, New Jersey and the surrounding area. Tenant shall be responsible to maintain property insurance on all of its goods, personal property or effects, including removable trade fixtures located in the Premises.

     26.2.      The policy of insurance required to be maintained by Tenant pursuant to Section 26.1 shall name as additional insured parties Landlord, Landlord’s managing agent, and any mortgagee of Landlord, shall be reasonably satisfactory to Landlord and shall (a) provide for the benefit of such holder or holders, that thirty (30) days’prior written notice of suspension, cancellation, termination, modification, non renewal or lapse or material change of coverage shall be given to Landlord and that such insurance shall not be invalidated by any act or neglect of Landlord or Tenant or any owner of the Premises, nor by any foreclosure or other proceedings or notices thereof relating to the Premises, nor by occupation of the Premises for purposes more hazardous than are permitted by such policy, and (b) include a contractual liability endorsement.

     26.3. Within fifteen (15) days after the commencement of the Term, Tenant shall deliver to Landlord original or duplicate policies or certificates of the insurers evidencing all the insurance which is required to be maintained hereunder by Tenant (including, without limitation, a waiver of each insurer’s rights of subrogation pursuant to Section 19.1) and, within ten (10) days prior to the expiration of any such insurance, other original or duplicate policies or certificates evidencing the renewal of such insurance.

     26.4.     Landlord shall, as part of Operating Expenses, obtain any and all insurance coverage it deems necessary or appropriate in connection with the use and operation of the Property, which shall include, but need not be limited to, fire, liability and any and all other insurance as Landlord or any mortgagee of Landlord may require. The property insurance shall cover the replacement cost of the Building and all improvements therein which Landlord is obligated to restore. The liability insurance shall be in at least the amounts and types required of Tenant hereunder.

ARTICLE 27

MECHANICS’LIENS

     27.1.     If, because of any act or omission of Tenant, any mechanics’or other lien, charge or order for the payment of money or otherwise shall be filed against the Property, the Premises or the Building (whether or not such lien, charge or order is valid or enforceable as such), Tenant, at Tenant’s expense, shall cause it to be canceled or discharged of record by bonding or otherwise within thirty (30) days after such filing, and Tenant shall, in any event, indemnify and save Landlord harmless against and shall pay all costs, expenses, losses, fines and penalties, including, without limitation, attorney’s fees and disbursements, related thereto or resulting therefrom.

     27.2.     Nothing in this Lease shall be construed as a consent on the part of the Landlord to subject Landlord’s estate in the Premises or Building or Property to any lien or liability. Landlord does not so consent, and no such lien may be maintained against the estate of Landlord absent landlord’s written authorization consenting to, and agreeing to be responsible for, the work giving rise to the filing of any such lien.

ARTICLE 28

DEFINITION OF LANDLORD

     28.1.      The term “Landlord” as used in this Lease means only the owner for the time being of the Building. In the event of any transfer of title to the Building, the transferring Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder except for liabilities which arose prior to such transfer and this Lease shall be deemed and construed as a covenant running with the land without further agreement between the parties or their successors in interest.

ARTICLE 29

DEFINITION OF TENANT

     29.1. The term “Tenant” as used in this Lease includes Tenant, its successors and permitted assigns and any person or entity claiming by, through or under Tenant. Any obligation or restriction on Tenant imposed by this Lease shall apply equally to any subtenant or other occupant of the Premises or any portion thereof.

ARTICLE 30

PERSONAL LIABILITY

     30.1. Anything in this Lease to the contrary notwithstanding, the liability of Landlord to Tenant in the performance by Landlord of its obligations under this Lease and for any default by Landlord hereunder shall be limited to the interest of Landlord in the Property and Tenant agrees to look solely to Landlord’s interest in the Property for the recovery of any judgment from Landlord, it being intended that neither Landlord nor Landlord’s agents, shareholders, officers, directors, partners, principals (disclosed or non-disclosed) or affiliates shall be personally liable for any judgment or deficiency.

ARTICLE 31

ISRA COMPLIANCE

     31.1.      Tenant agrees to comply with all applicable environmental laws, rules and regulations, as same are amended from time to time, including but not limited to, the New Jersey Industrial Site Remediation Act N.J.S.A. 13:1K-6 etseq. (“ISRA”). Tenant represents to Landlord that it shall not conduct any activity in the Premises which shall cause it to be considered an “industrial establishment”under ISRA, or otherwise subject the Premises to the requirements of compliance with ISRA and Tenant shall not conduct any operations that shall subject the Premises to ISRA.

     31.2.      Tenant hereby agrees to execute such documents as Landlord reasonably deems necessary and to make such applications as Landlord reasonably requires to assure compliance with ISRA; and without limiting the generality of the foregoing will provide Landlord within ten (10) business days of Landlord’s request for the same, an affidavit in support of a request for a non-applicability letter by Landlord in the form required tinder ISRA. Tenant shall bear all costs and expenses incurred by Landlord associated with any required ISRA compliance resulting from Tenant’s use of the Premises, including, but not limited to, state agency fees, engineering fees, cleanup costs, filing fees, and suretyship expenses. Tenant shall not be responsible for any fees if the need for the filing is triggered by the actions of Landlord or any party other than Tenant. As used in this Lease, ISRA compliance shall include applications for determinations of nonapplicability by the appropriate Governmental Authority upon the “closure, termination or transfer”of Tenant’s operations at the Premises. The foregoing undertaking shall survive the termination or sooner expiration of the Lease and surrender of the Premises and shall also survive sale, or lease or assignment of the Premises by Landlord. Tenant shall immediately provide Landlord with copies of all written correspondence, reports, notices, orders, findings, declarations and other materials pertinent to Tenant’s compliance with the New Jersey Department of Environmental Protection’s (“DEP”) requirements under ISRA as they are issued or received by the Tenant.

     31.3.      Tenant shall not generate, store, manufacture, refine, transport, treat, dispose of, or otherwise permit to be present on or about the Premises, any Hazardous Substances, beyond tolerance permitted under ISRA. As used herein, Hazardous Substances shall be defined as any “hazardous chemical,” “hazardous substance” or similar term as defined in the Comprehensive Environmental Responsibility Compensation and Liability Act, as amended (42 U.S.C. 9601, et seq.), the New Jersey Industrial Site Remediation Act, as amended (N.J.S.A. 13:1K-6 et seq.), the New Jersey Spill Compensation and Control Act, as amended (N.J.S.A. 58:10-23.11b, et seq.), any rules or regulations promulgated thereunder, or in any other applicable federal, state or local law, rule or regulation dealing with environmental protection.

     31.4.      Landlord represents and warrants to Tenant that, the Building and Building systems and Improvements shall not be constructed with any Hazardous Substances beyond tolerances permitted under ISRA.

ARTICLE 32

MISCELLANEOUS

     32.1.      Entire Agreement. This Lease contains the entire agreement between the parties, and any attempt hereafter made to change, modify, waive, discharge or effect an abandonment of it in whole or in part shall be void and ineffective unless in writing and signed by the party against whom enforcement of the change, modification, waiver, discharge or abandonment is sought.

     32.2.      Jury Trial Waiver. To the extent permitted by law, Landlord and Tenant do hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter whatsoever arising out of or in any connection with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, and/or any claim, injury or damage, or any emergency or statutory remedy.

     32.3.      Broker. Tenant warrants and represents to Landlord that it has not dealt with any real estate broker or sales representative in connection with this Lease except for The Garibaldi Group and SJP Corporate Real Estate Services, Inc. (collectively, “Broker”). Tenant and Landlord agree to indemnify, defend and hold harmless the other from and against all threatened or asserted claims, liabilities, costs or damages (including, without limitation, reasonable attorney’s fees and disbursements) which may be asserted against or incurred by the indemnified party as a result of a breach of this warranty and representation. Landlord agrees to pay Broker a commission pursuant to the terms of a separate agreement. This representation shall survive the expiration or sooner termination of this Lease.

     32.4.      Separability. If any term or provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby and all other terms and provisions of this Lease shall be valid and enforced to the fullest extent permitted by law.

     32.5.      Interpretation.

          (i)      Whenever in this Lease any words of obligation or duty are used, such words or expressions shall have the same force and effect as though made in the form of covenants.

          (ii)      Words of any gender used in this Lease shall be held to include any other gender, and words in the singular number shall be held to include the plural, and vice-versa, when the sense requires.

          (iii)      This Lease shall not be strictly construed either against Landlord or Tenant, regardless of whether any provision thereof has been drafted by Landlord or Tenant (or their respective attorneys).

          (iv)      The headings and captions contained in this Lease are inserted for convenience of reference only, and are not to be deemed part of or to be used in construing this Lease.

          (v)      The covenants and agreements herein contained shall, subject to the provisions of this Lease, bind and inure to the benefit of Landlord, its successors and assigns, and Tenant, its successors and permitted assigns except as otherwise provided herein.

          (vi)      This Lease has been executed and delivered in the State of New Jersey and shall be construed in accordance with the laws of the State of New Jersey.

          (vii)      Landlord has made no representations or promises with respect to the Premises or the Office Complex, except as expressly contained herein.

     32.6.      No Offer, Option, Etc. The submission of this Lease to Tenant for examination does not constitute by Landlord a reservation of, or an option to Tenant for, the Premises, or an offer to lease on the terms set forth herein, and this Lease shall become effective as a lease agreement only upon execution and delivery thereof by Landlord and Tenant.

     32.7.      Force Majeure. Whenever a period of time is herein prescribed for the taking of any action by Landlord, Landlord shall not be liable or responsible for, and such period of time shall be extended by any delays due to, Tenant Delay or Excusable Delay. Whenever a period of time is herein prescribed for the taking of any action by Tenant, which action does not involve: (i) the payment of money or other monetary obligations on the part of Tenant; (ii) obligations of Tenant under the Work Agreement; or (iii) furnishing to Landlord timely notice of the exercise by Tenant of the option to renew this Lease as required by Section 32.9, such period of time in which Tenant is obligated to perform shall be extended by any delays due to Excusable Delay.

     32.8.      Recording. This Lease shall not be recorded, except that upon the request of either party, the parties shall execute in recordable form, a short form memorandum of this Lease, provided that such memorandum shall not contain any of the specific rental terms set forth herein. Such memorandum may be recorded in the land records of the Somerset County Clerk’s office and the party desiring such recordation shall pay all recording fees. Upon the expiration or earlier termination of this Lease, Tenant shall execute and deliver to Landlord, in recordable form, an instrument which terminates of record the memorandum of Lease. If Tenant fails to do so within 10 days after a demand by Landlord, Tenant hereby appoints Landlord its attorney-in-fact to execute such instrument on Tenant’s behalf. The provisions of this Section 32.8 shall survive the expiration or termination of this Lease.

     32.9.      Renewal Option.

          (A)(i) Provided there is no existing Event of Default hereunder either as of the date. Tenant notifies Landlord of its election to extend the Term or as of the first day of the extension period, Tenant may extend the original Term as it relates to the Premises for one (1) period of five (5) years. Tenant shall notify Landlord of its election to extend the Term by giving Landlord notice thereof not less than three hundred sixty five (365) days prior to the expiration of the Term then in effect, time being of the essence. Tenant may cancel such notice of extension if Tenant disputes the determination by Landlord of the “fair market rent”of the Premises by notice to Landlord given not more than thirty (30) days after receipt of Landlord’s determination, time being of the essence, but no such right of cancellation shall exist if Tenant elects to invoke the appraisal procedure pursuant to the provisions of paragraph (ii) of this Section 32.9(A). All of the provisions of this Lease (other than the amount of Base Rent payable hereunder, the number of renewal options remaining to be exercised and the provisions of the Work Agreement) shall apply during the extension period.

          (ii)      The annual Base Rent during the extension period shall be the greater of (a) the annual Base Rent in effect during the twelve (12) month period preceding the commencement of such extension term and (b) “fair market rent”for the Premises at the time of the commencement of the extended term. The term “fair market rent”shall be the rent generally payable in northern New Jersey for equivalent space in an office building of approximately the same quality, size and condition as the Building, giving due consideration to the fact that the Building is of first class design, the condition of the Premises as improved, the absence of a Work Agreement or rent concession, the location of the Premises in the Building, the terms of the Lease, and all other factors that would be relevant to a third-party tenant desiring to lease the Premises for the extended term. Within thirty (30) days after the exercise by Tenant of its option to extend, Landlord shall notify Tenant of Landlord’s determination of the annual Base Rent during the extension period. If Tenant desires to dispute Landlord’s determination, Tenant shall, within 45 days after receipt thereof, either (a) cancel the notice of extension pursuant to Section 32.9(A)(i) or (b) submit to Landlord a written appraisal of the fair market rent for the Premises by an appraiser who is a member of the American Institute of Real Estate Appraisers, having at least seven (7) years experience in appraising commercial real estate in Somerset County, New Jersey (a “Qualified Appraiser”). If Landlord disagrees with the fair market rent determined by Tenant’s Qualified Appraiser, it shall, within forty-five (45) days of receipt of such appraisal, submit to Tenant a written appraisal of the fair market rent for the Premises by a Qualified Appraiser selected by Landlord. If Landlord’s and Tenant’s Qualified Appraisers do not agree upon the fair market rent but are apart by less than five (5%) percent, then the fair market rents determined by both shall be averaged, otherwise, Landlord and the Tenant’s Qualified Appraiser shall mutually agree upon an independent Qualified Appraiser to determine such fair market rent. If the parties are unable to agree upon such independent appraiser, either party may request the American Arbitration Association in Newark, New Jersey, to appoint such independent appraiser. The independent appraiser shall select either Landlord’s Qualified Appraiser’s determination of fair market rent or the fair market rent determined by Tenant’s Qualified Appraiser, which determination shall be binding upon both Landlord and Tenant. The parties shallbe responsible for the cost of their own Qualified Appraiser and shall share equally in the cost of any independent third Qualified Appraiser. Pending resolution of the issue of fair market rent, Tenant shall pay to Landlord as of commencement of the extension term, the Base Rent as established by Landlord, subject to adjustment upon final determination.

                (iii)     Upon final determination of the Base Rent to be paid during the extension period as hereinabove provided, Landlord and Tenant shall enter into a lease amendment to reflect the same.

          (B)(i)      Provided Tenant has properly exercised the first extension of the Term set forth in Section 32.9(A), and provided further there is no Event of Default in existence hereunder either as of the date Tenant notifies Landlord of its election to extend the Term or as of the first day of the extension period provided for in this Section 32.9(B), Tenant may further extend the previously extended Term as it relates to the Premises for one (1) additional period of five (5) years. Tenant shall notify Landlord of its election to extend the Term by giving Landlord notice thereof not less than three hundred sixty five (365) days prior to the expiration of the Term then in effect, time being of the essence. Tenant may cancel such notice of extension if Tenant disputes the determination by Landlord of the “fair market rent”of the Premises by notice to Landlord given not more than thirty (30) days after receipt of Landlord’s determination, time being of the essence, but no such right of cancellation shall exist if Tenant elects to invoke the appraisal procedure pursuant to the provisions of paragraph (ii) of this Section 32.9(B). All of the provisions of this Lease (other than the amount of Base Rent payable hereunder, the number of renewal options remaining to be exercised and the provisions of the Work Agreement) shall apply during the extension period.

                (ii)     The annual Base Rent during the extension period shall be the greater of (a) the annual Base Rent in effect during the twelve (12) month period preceding the commencement of such second extension term and (b) “fair market rent”for the Premises at the time of the commencement of the second extension term. The term “fair market rent”shall be the rent generally payable in northern New Jersey for equivalent space in an office building of approximately the same quality, size and condition as the Building, giving due consideration to the fact that the Building is of first class design, the condition of the Premises as improved, the absence of a Work Agreement or rent concession, the location of the Premises in the Building, the terms of the Lease, and all other factors that would be relevant to a third-party tenant desiring to lease the Premises for the extended term. Within thirty (30) days after the exercise by Tenant of its option to extend, Landlord shall notify Tenant of Landlord’s determination of the annual Base Rent during the extension period. If Tenant desires to dispute Landlord’s determination, Tenant shall, within 45 days after receipt thereof, either (a) cancel the notice of extension pursuant to Section 32.9(B)(i) or (b) submit to Landlord a written appraisal of the fair market rent for the Premises by an appraiser who is a member of the American Institute of Real Estate Appraisers, having at least seven (7) years experience in appraising commercial real estate in Somerset County, New Jersey (a “Qualified Appraiser”). If Landlord disagrees with the fair market rent determined by Tenant’s Qualified Appraiser, it shall, within forty-five (45) days of receipt of such appraisal, submit to Tenant a written appraisal of the fair market rent for the Premises by a Qualified Appraiser selected by Landlord. If Landlord’s and Tenant’s Qualified Appraisers do not agree upon the fair market rent but are apart by less than five (5%) percent, then the fair market rents determined by both shall be averaged, otherwise, Landlord and the Tenant’s Qualified Appraiser shall mutually agree upon an independent Qualified Appraiser to determine such fair market rent. If the parties are unable to agree upon such independent appraiser, either party may request the American Arbitration Association in Newark, New Jersey, to appoint such independent appraiser. The independent appraiser shall select either Landlord’s Qualified Appraiser’s determination of fair market rent or the fair market rent determined by Tenant’s Qualified Appraiser, which determination shall be binding upon both Landlord and Tenant. The parties shall be responsible for the cost of their own Qualified Appraiser and shall share equally in the cost of any independent third Qualified Appraiser. Pending resolution of the issue of fair market rent, Tenant shall pay to Landlord as of commencement of the extension term, the Base Rent as established by Landlord, subject to adjustment upon final determination.

                (iii)     Upon final determination of the Base Rent to be paid during the second extension period as hereinabove provided, Landlord and Tenant shall enter into a lease amendment to reflect the same.

                (iv)     After the second extension term Tenant shall have no further rights to extend the Term of this Lease.

     32.10.      Financial Information. Within ninety (90) days of the end of each fiscal year of Tenant during the Term, Tenant shall provide Landlord with a copy of its financial statements for such year audited by an independent certified public accountant. Landlord may provide such financial statements to its consultants, lenders and investors, but otherwise shall not provide the financial statements to third parties without the prior consent of Tenant, not to be unreasonably withheld or delayed.

     32.11.      Authority of Signatory. Landlord and Tenant each represent and warrant to the other that delivery of this Lease is authorized and that the signatory hereto has the power and authority to execute and deliver this Lease on behalf of the entity for which such signatory is acting.

     32.12.      Satellite Antenna.

                (i)     If legally permitted, Tenant shall have the right to erect or place a telecommunications dish antenna (the “Antenna”) on the roof of the Building in accordance with the following provisions, which Antenna shall be designed in accordance with the specifications to be provided by Tenant and approved by Landlord, Landlord’s approval not to be unreasonably withheld or delayed. It is expressly understood and agreed, in any event, that the design specifications shall include such modifications to the roof as shall be incorporated in the costs of installation as herein provided. In the event such design or operations shall in the reasonable opinion of Landlord, impair the structural integrity of the roof and/or Building, Landlord reserves the right to disapprove Tenant’s plans and specifications until the same shall be redesigned to eliminate Landlord’s objection. With respect to any such redesign of the roof, any cost in connection with maintenance or repair which may thereafter be occasioned as a direct result of the installation or operation on the Antenna shall be paid for at the sole cost and expense of the Tenant and shall not be included as part of the Operating Expenses. Tenant shall furnish detailed plans and specifications for the Antenna to Landlord for its approval, which approval shall not be unreasonably withheld or delayed, provided Landlord may condition its consent by requiring that the Antenna be adequately screened or enclosed (at Tenant’s sole expense) on or under the roof or on the Property at such location as is designated by landlord in the least conspicuous location of all acceptable locations on which the Antenna might be located.

                (ii)     Upon approval of Tenant's plans and specifications, the Antenna shall be installed by Landlord at Tenant’s expense at competitive prices. However, Landlord reserves the right, at its sole expense, to authorize Tenant to make such installation at Tenant’s cost and expense, subject to reasonable supervision by Landlord with respect thereto. Such cost and expense shall include obtaining any special permits that may be required by governmental authority in connection with such installation, including any cost attributable to the processing thereof. Subsequent to the installation of the Antenna, Tenant shall comply with all applicable laws and keep the Premises, Building and land free and clear from liens arising from or related to Tenant’s installation. Any cables, conduits or other physical connections between the Antenna and the Premises shall be concealed within permanent walls, floors, columns and ceilings of the Building and in the shafts of the Building provided for such installations, not damaging the appearance of the Building or reducing the usable or rentable space of the Building. Any installation or maintenance work, performed by Tenant, or at Tenant’s direction, shall be performed without interfering with Landlord’s or other tenant’s use of the Building, and upon completion of such installation and maintenance (initially and from time to time) Tenant shall restore such portions of the Building to a condition reasonably comparable to that existing prior to such installation or maintenance. Tenant shall be responsible for procuring whatever licenses, approvals, or permits may be required for the installation and use of the Antenna and the related support systems or operation of any equipment served thereby, and Landlord makes no warranties whatsoever as to the permissibility of such systems under applicable laws. Tenant’s Antenna shall not constitute a nuisance, or interfere with the operations of Landlord or other tenants of the Building. Upon termination or expiration of this Lease, Tenant shall remove any Antenna installed by it, at its expense, and shall repair and restore the Building to a condition comparable to that existing prior to such installation. Landlord reserves the right to relocate said Antenna at Landlord’s sole expense at competitive prices, provided that such relocation shall have no adverse impact on the operations of the Antenna.

                (iii)     Tenant shall pay to Landlord all electricity and other charges, if any, directly resulting from the operation of the Antenna, which sum shall be deemed Sums in Addition to Rent hereunder.

     32.13      Signage.

     Tenant, at its expense and subject to obtaining any required governmental permits and approvals, may install (for Tenant’s exclusive use), maintain, repair and replace a monument sign (the “Tenant’s Monument Sign”) on the Land in the location to be mutually acceptable to Landlord and Tenant and a column sign (“Column Sign”) on the column when entering the building similar in design to the existing Household Finance sign. The size, design and specifications for the monument to be used for Tenant’s Monument Sign and of the Column Sign shall be subject to the prior written approval of Landlord, which approval shall not unreasonably be withheld, conditions or delayed. The specifications for the letters and symbols used on Tenant’s Monument Sign and Column Sign shall be subject to the prior written approval of Landlord, which approval shall not unreasonably be withheld, conditioned or delayed.

     32.14      Food Service Facility. Tenant has informed Landlord it might, at some future point, desire to install a cafeteria or similar food service operation for the benefit of its employees within the Premises. Landlord approves this concept, subject, however to Tenant’s compliance with Article 9 and with such rules and regulations as Landlord reasonably may adopt for the protection of the Building including, without limitation, the Premises, and the use and enjoyment thereof by others, which may include, without limitation, rules and regulations addressing such topics as the location of cooking equipment, venting, controlling odors, and controlling pests and vermin. Notwithstanding Tenant’s installation of a food service operation within the Premises, the cost of operating the cafeteria and fitness center in the Somerset Corporate Center shall continue to be included in Operating Expenses.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease on the date first above written.

LANDLORD: SCC II, L.L.C. By: SJP-SCC II, L.L.C., as Manager

By: SJP PROPERTIES COMPANY, as Manager By: DAVID R. WELCH —————————————— Name: David R. Welch Title: Vice President

TENANT: DENDRITE INTERNATIONAL, INC. By: MICHAEL G. ATIEH —————————————— Michael G. Atieh

EXHIBIT A-1

BUILDING

[Graphic Omitted]

EXHIBIT A-2: PREMISES

[Graphic Omitted]

EXHIBIT A-3

DENDRITE RESERVED PARKING

[Graphic Omitted]

EXHIBIT B

WORK AGREEMENT

     This Exhibit “B”is attached to and made a part of that certain Agreement of Lease dated February ___, 2000 (the “Lease”), between SCC II, L.L.C. (“Landlord”) and Dendrite International, Inc. (“Tenant”). The terms used in this Exhibit that are defined in the Lease shall have the same meanings as provided in the Lease.

     The purpose of this Exhibit “B”is to set forth the relative rights and obligations of Landlord and Tenant with respect to engineering, final working drawings and the construction and installation of the initial tenant improvements in the Premises. This Exhibit “B”contemplates that the performance of this work will proceed in accordance with the following terms and conditions.

     A. Tenant Improvements.

                      (1) Landlord agrees to retain SJP Properties as construction manager to provide the installations and improvements and complete the work in and to the Premises in accordance with the Final Plans (as hereinafter defined), other than Tenant Installations (as hereinafter defined). Landlord shall be responsible for the Cost of Tenant Improvements as defined in paragraph 3(a) up to Seven Hundred Fifty Nine Thousand Dollars ($759,000) (representing $23.00 per rentable square foot of the Premises) (the “Construction Allowance”). Cost of Tenant Improvements in excess of the Construction Allowance shall be referred to as an “Additional Cost”and paid by Tenant in accordance with Paragraph 3(c). If the Cost of Tenant Improvements is less than the Construction Allowance any remaining balance of the Construction Allowance shall be paid to Tenant within thirty (30) days of Tenant’s acknowledgment to Landlord that Landlord’s obligations pursuant to this Work Agreement are complete, or, at Tenant’s election, may be taken as a credit against Base Rent due from Tenant under this Lease.

                     (2)      (a)     Tenant shall retain Mancini Duffy, as architect and ____________________ as mechanical engineer for the Tenant Improvements, and Tenant covenants and agrees to deliver to Landlord all information and associated plans and working drawings for the construction and completion of Tenant’s Work on or before April 1, 2001 (the “Submission Deadline”). All of said plans and drawings shall be in form sufficient for obtaining a building permit. Tenant shall provide Landlord with five (5) sets of plans together with a sepia copy. Tenant acknowledges that this information must be delivered to Landlord by the Submission Deadline in order to allow Landlord sufficient time to review such documents, plans and drawings, to discuss with Tenant any changes therein which Landlord believes to be necessary or desirable, to enable Landlords’contractor to prepare an estimate of the cost of such modifications, to bid the work required to be bid, and to substantially complete such modifications within the time frame required by Landlord. Any delay as a result of Tenant’s failure to furnish the Final Plans to Landlord on or before the Submission Deadline or Tenant’s changes to the Final Plans (notwithstanding Landlord’s approval of any such changes) shall be deemed to be a Tenant Delay.

                     (b)      Landlord agrees that it will not unreasonably withhold its approval of the plans and working drawings for the construction of the Tenant Improvements, or of any changes or modifications thereof; provided, however, that Landlord shall have sole and absolute discretion to approve or disapprove any improvements that will (i) be visible from the exterior of the Premises, or which involve or may affect any structural or exterior element of the Building or any area or element or any facility serving any area of the Building or delay completion of the Premises, or (ii) require unusual expense to readapt the Premises to normal use on lease termination or increase the cost of construction or of insurance or taxes on the Building, unless Tenant first gives assurance reasonably acceptable to Landlord for payment of such increased cost and that such readaption will be made prior to such termination without expense to Landlord. Any approval of such plans and working drawings by Landlord shall not constitute approval of any delays caused by Tenant and shall not be deemed a waiver of any rights or remedies that may arise as a result of such delays. In the event of a rejection by Landlord of any proposed plans, Tenant may make changes to the plans and resubmit them pursuant hereto. Upon receiving Landlord’s approval to any proposed plans, such plans shall become the final plans (the “Final Plans”) hereunder. No plans submitted to Landlord shall be considered to be the Final Plans unless they are submitted to Landlord signed and sealed by Tenant’s Architect and in proper and sufficient form for Landlord to obtain all necessary permits and approvals to make said improvements in accordance with the Final Plans.

                      (3)     (a)      The term “Cost of Tenant Improvements”as used in this Lease shall mean all costs of completing the Tenant Improvements, including, without limitation: (i) constructing the work pursuant to the Plans, including, without limitation, subcontracts, materials, labor (whether performed by Landlord’s own forces or by third-parties), improvements, general conditions, (ii) preparing the Plans, and any other plans required to complete the work, including all engineering and architectural fees, (iii) any fees in connection with obtaining the necessary permits for the construction of the Tenant Improvements and (iv) an additional sum equal to twelve percent (12%) of the Cost of Tenant Improvements included in items (i) and (iii), but not (ii), of this Section 3(a) to compensate Landlord for its overhead expense and supervision and for general conditions.

                     (b)      Any changes requested by Tenant from the work indicated on the Plans shall be performed by Landlord pursuant to a change order executed by Landlord and Tenant.

                     (c)      Tenant shall pay the Additional Cost, if any, incurred hereunder as Additional Rent under the Lease. Upon the determination of the cost of Tenant Improvements in accordance with Paragraph 5 hereof, if there is ally Additional Cost, Tenant shall pay Landlord on account of Additional Costs, within 30 days of receiving an invoice from Landlord, the Additional Cost Fraction (as defined in Paragraph 5 hereof) of that portion of the Cost of Tenant Improvements incurred by Landlord as of the date of such invoice. In no event shall Tenant be entitled to occupy the Premises until all Additional Costs have been paid in full (other than a reasonable reserve in the amount of the cost to complete any Punch List Items).

                           (4)      The improvements to be set forth in the Plans (the “Tenant Improvements”), other than any Tenant Installations indicated thereon, constitute all of the improvements to be Substantially Completed by Landlord in order to prepare the Premises for occupancy by Tenant.

                           (5)     Landlord shall cause SJP Properties to bid all trades in excess of $15,000 to at least three (3) subcontractors selected by Landlord in each respective subtrade, unless Tenant agrees otherwise in writing. The lowest priced bidder deemed responsible by Landlord and Tenant shall be awarded the bid for each trade, except roofing shall not be so bid, but rather shall be performed by Avon Roof Service, Inc. After the bids have been received, Landlord shall cause SIP to provide Tenant with a summary of the bids together with its recommendation for the awarding of the bids. Within five (5) business days of receipt of the bid recommendation for any such trade, Tenant shall confirm its approval of such bidder by executing and returning to Landlord approval letters for said award. Based on the bids, Landlord shall determine the Cost of Tenant Improvements, any Additional Cost, and the ratio of the Additional Cost to the Cost of Tenant Improvements (the “Additional Cost Fraction”), and shall submit the same to Tenant. If there is any Additional Cost, it shall be paid in accordance with Section 3(C).

     B. Tenant Installations

                     (1)     Tenant, at its own cost and expense, shall perform all work related to installation of furniture, removable furnishings, telephone systems and office equipment (“Tenant Installations”). All Tenant Installations which adversely affect the structure of the Building, require any permit from a governmental authority, involve electrical work or adversely affect the Building Systems shall require the prior written consent of Landlord which consent shall not be unreasonably withheld or delayed. All Tenant Installations shall be accomplished in a good and workmanlike manner so as not to damage the Premises or the Building or the plumbing, electrical line or other utilities and in such a manner so as not to disturb other tenants of Landlord in their ordinary course of business.

                     (2)     In the event that Tenant performs any Tenant Installations pursuant to this Lease, Tenant agrees promptly to notify Landlord in writing of the names of its agents, contractors or subcontractors who are to work in said Premises, and to furnish Landlord with such other information as Landlord may reasonably require. Such agents, contractors and subcontractors must be labor union members in good standing whose affiliation is not inconsistent with the union affiliation of Landlord’s contractors and subcontractors. All work done by Tenant, its agents, contractors, subcontractors or employees shall be scheduled and performed so as not to conflict, interfere with, or delay any work undertaken by Landlord in the Building or Landlord’s completion of tile Premises; provided, that if the work is so scheduled, Tenant may commence portions of the Tenant Installations at tile appropriate stage of Landlord’s construction of the Tenant Improvements. In the event that Tenant, its agents, contractors, subcontractors or employees do not work in harmony with, or interfere with, labor employed by Landlord, its agents, contractors, subcontractors or employees or in the event any work stoppage, jurisdictional labor dispute or other interference with Landlord, its agents, contractors, subcontractors or employees occurs Landlord shall have the right to require Tenant, upon written demand, to remove or cause the removal forthwith all of Tenant’s agents, contractors and employees from the Premises and Tenant agrees to comply with such demand immediately. Any of Tenant’s Installations or Decorations shall be installed solely at Tenant’s risk. Tenant shall be liable to Landlord in the event Tenant, its employees, agents, contractors or subcontractors damage Landlord’s installations, or mechanical equipment, or other property.

                     (3)      Any failure by Tenant to approve any revisions to the Plan within the applicable time periods specified in this Work Agreement and any period by which the time necessary to complete the Tenant Improvements is extended by reason of changes in the Plans requested by Tenant and approved by Landlord, or by the performance of any work by any person, firm or corporation employed or referred by Tenant or by the inability to obtain materials, finishes or installations requested by Tenant which are not available from ordinary trade sources shall constitute Tenant Delay; and the Lease Commencement Date shall be accelerated by the number of days of such Tenant Delay.

                     (4)      Landlord agrees to provided Tenant and Tenant’s representatives with unrestricted access to all construction documents and financial estimates of construction costs. Landlord further agrees to maintain an up to date summary of all construction costs so as to readily identify project costs versus estimates in a format that is mutually agreed to by Landlord and Tenant. The minimum level of financial documentation should include:

1. The documents used for tile Request for Proposals including plans and specifications.

2. The analysis used to recommend selection of vendors.

3. A cost estimate for each contractor that includes descriptions of significant items, unit count, rates per item of significant items.

4. Summary control totals for each contractor.

     C. Materials and Workmanship

     Landlord covenants and agrees that all work performed in connection with the construction of the Premises shall be performed in a good and workmanlike manner and in substantial conformance with the Plans. Unless specified otherwise and approved by Tenant, all materials installed in the Premises will be new and of first class quality. Landlord agrees to exercise due diligence in completing the Tenant Work.

     D. Repairs and Corrections

     Landlord agrees to repair and correct (within 30 days of written notice) any work or materials installed by Landlord or its contractor in tile Premises that prove defective as a result of faulty materials, equipment or workmanship and that appear within 355 days after the Lease Commencement Date provided Tenant shall have given written notice thereof within one year from the Lease Commencement Date. Notwithstanding the foregoing, Landlord shall not be responsible to repair or correct any defective work or material installed by Tenant or any contractor other than Landlord’s contractor.

     E. Construction Meetings

     A Tenant authorized representative and a Landlord authorized representative shall endeavor to meet at least once every week during the construction of the Tenant Improvements to discuss the progress of such construction and any related issues. Such meetings may be in person or via telephonic conference call and may include, as appropriate, the general contractor, the Architect and any other relevant parties.

     F. Timing

     Landlord, in accordance with Section B(2) of this Exhibit “B”shall allow Tenant to have access to the Premises prior to Landlord’s Substantial Completion of Tenant Improvements at what Landlord reasonably determines is the appropriate stage of construction in order to permit Tenant to install its telephone, computer and other communications lines and cables, and in order to allow for the installation of furniture and fixtures.

     G. Possession by Tenant

     The taking of possession of the Premises by Tenant shall constitute an acknowledgment by Tenant that the Premises are in good condition and that all work and materials provided by Landlord are satisfactory, except as to any defects or incomplete work that are described in a written notice given by Tenant to Landlord following the walk-through conducted prior to its taking occupancy, and except for any defective work or material which Landlord is obligated to repair and correct under Paragraph D above. It is agreed that Tenant shall deliver the punchlist to Landlord prior to its taking occupancy.

Initials of:

DRW

Landlord

MGA

Tenant

EXHIBIT C

RULES AND REGULATIONS

1.	OBSTRUCTION OF PASSAGEWAYS: The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors and public parts of the Complex and the Buildings shall not be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress.

2.	PROJECTIONS FROM BUILDING: No equipment or other fixtures shall be attached to any part of the outside walls or the window sills of the Building or otherwise affixed so as to project from the Building, without the prior written consent of Landlord.

3.	SIGNS: Except as expressly permitted under the Lease, no sign, advertisement or lettering shall be affixed by Tenant to any part of the outside of the Premises, or any part of the inside of the Premises so as to be clearly visible from the outside of the Premises, without the prior written consent of Landlord, it being understood that Tenant shall be entitled to be listed on any directory located in the lobby and shall be entitled to provide the identification signage shown in the Plans.

4.	WINDOWS: Windows in the Premises shall not be covered or obstructed by Tenant. No bottles, parcels or other articles shall be placed on the window sills, in the halls or in any other part of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with any window or door of the Premises, nor shall thesame be visible from the exterior of the Building without the prior written consent of Landlord. Such curtains, blinds and shades must be of a quality, type, design and color, and attached in a manner approved by Landlord. All blinds shall be shut at the end of Business Hours or as may otherwise be required to comply with local laws, ordinances, resolutions and regulations dealing with lighting.

5.	ENTRANCE DOORS: Building entrance doors and all tenant entrance doors from public corridors shall be kept closed at all times except for ingress and egress.

6.	INTERFERENCE WITH OCCUPANTS: Tenants, their employees or others shall not make or commit any unreasonable noises or disturbances of any kind in the Building, nor smoke in the elevators, mark or defile the elevators, water closets, toilet rooms or the walls, windows, doors or any other part of the Complex, nor interfere in any way with other tenants or those having business in tile Complex. Tenant and their employees will comply with the State of New Jersey’s law regarding smoking in public places and will only smoke in designated areas. Tenant shall not: conduct, or permit any other person to conduct, any auction upon the Premises; manufacture or store goods, wares or merchandise upon tile Premises, without the prior written approval of Landlord, except for the storage of usual office supplies and office inventory to be used by Tenant in the conduct of its business; permit the Premises to be used for gambling; permit to be played any musical instrument in the Premises; permit to be played any radio, television, recorded or wired music in such unreasonably loud manner as to disturb or annoy other Tenants; permit any unusual odors to be emitted from upon the Premises. Canvassing, soliciting and peddling in the Building are prohibited, and Tenant shall cooperate to prevent the same.

7.	LOCKS, KEYS: No additional locks or bolts of any kind shall be placed on any of the doors by Tenant except with Landlord’s prior written consent which consent shall not be unreasonably withheld or delayed. Tenant shall, on the termination of Tenant’s tenancy, deliver to Landlord, all keys to any space within the Building, either furnished to or otherwise procured by Tenant, and in tile event of the loss of any keys furnished, Tenant shall pay to Landlord the actual cost thereof. Tenant shall make sure that the doors to the entrance to the Premises are securely locked every day before leaving the Building.

8.	MOVEMENT OF FURNITURE, FREIGHT OR BULKY MATTER: The following rules pertain to moving furniture, equipment and supplies in and out of the Complex. Any movers selected by Tenant that do not adhere to the following rules will not be allowed to enter the Premises or will be required to discontinue the move. The delivery of materials and other supplies to Tenants in the Complex will be permitted only under the reasonable supervision of Landlord.

a)	Clean masonite sections will be used as runners on all finished floor areas where heavy furniture or equipment is being moved with wheel or skid type dollies. The masonite must be at least one fourth inch thick, 4’x 8’wide sheets in elevator lobbies and corridors and 32”wide sheets through doors in the Building. All sections of masonite must be taped to prohibit sliding.

b)	Tenant must cause its mover to provide and install protective coverings on all walls, door facings, elevator cabs and other areas along the route to be followed during the move. These areas will be inspected for damage after the move.

c)	Any damage to the Complex caused by the move will be repaired or paid for by Tenant.

d)	Except in connection with the initial move-in, move-ins of large quantities of furniture, equipment or supplies must be accomplished during non-business hours. Tenant shall pay for additional costs incurred by Landlord for elevator operators, security guards, and maintenance personnel, and for other expenses occasioned by such activity of Tenant if such activity occurs during non-business hours.

e)	Tenant must cause its moving company to make arrangements with the Property Management Office for use of the elevator for each move which office shall cooperate with Tenant. A firm arrival time will be established. Except in connection with the initial move-in and move out, if management supervision is required (as reasonably determined by Property Management) a $25.00 per hour, per person fee will be charged to Tenant.

f)	The moving company will be required to remove all boxes, trash, etc. when leaving the Building. Any materials left behind will be disposed of and charges for this disposal will be sent to the moving company but will be the responsibility of Tenant.

g)	There shall not be used in the Premises or in the Building either by Tenant or by others in the delivery or receipt of merchandise, supplies or equipment, any hand trucks except those equipped with rubber tires and side guards.

h)	The moving company must carry insurance including, but not to be less than the following:

i)	Worker’s compensation in statutory limit for tile State of New Jersey, with employees liability limit of $100,000 bodily injury, personal injury and property damage liability insurance in comprehensive general liability form and certificate evidencing same shall be furnished to Landlord before moving any items into the Building. In addition, the moving company must agree to protect, indemnify and save Landlord harmless from and against all claims, demands and causes of action of every kind in character arising in favor of the moving company’s employees, Landlord’s employees or other third parties on account of bodily injury, personal injury, death or damage to property in any way resulting from willful or negligent acts or omissions of the moving company, its agents, employees, representatives or sub-contractors. Tile moving company shall be responsible for all damages and losses sustained by them to their tools and equipment utilized in the performance of all work thereunder.

ii)	Comprehensive general liability insurance policy shall include coverage for hazards of Premises, operation, elevators, products and completed operations and including personal injury coverage part and contractual liability coverage part designating the assumptions of liability under performance of the act of moving. Such insurance shall be in limits no less than $1,000,000 per person bodily injury; $1,000,000 per occurrence for aggregate or property damage. Property damage insurance shall be in broad form, including completed operations.

(iii)	The limits set forth above are minimum. If greater limits are carried, they will apply to movements.

(iv)	Each moving company moving supplies, furniture, and/or equipment through this Building shall secure and present to the Property Management Office a certificate reflecting these coverages twenty four (24) hours before the move takes place.

9.	SAFES AND OTHER HEAVY EQUIPMENT: Landlord reserves the right to reasonably prescribe the weight and position of all safes and other heavy equipment so as to distribute properly the weight thereof and to prevent any unsafe condition from arising. Business machines and other equipment shall be placed and maintained by Tenant at Tenant’s reasonable expense in settings sufficient in Landlord’s reasonable judgment to absorb and prevent unreasonable vibration, noise and annoyance.

10.	NON-OBSERVANCE OR VIOLATION OF RULES BY OTHER TENANTS: Landlord shall not be responsible to Tenant for the non-observance or violation of any of these rules and regulations by any other tenants; provided, however, that Landlord shall enforce all rules in a uniform and non-discriminatory manner with respect to Tenant.

11.	AFTER-HOUR USE: Landlord reserves the right to exclude during other than Business Hours all persons who are not authorized in advance by Tenant to enter the Building on their behalf. Landlord shall in no case be liable in any manner for the admission or exclusion of any person from the Building.

12.	PLUMBING FACILITIES USE: Tenant shall not use the Building’s toilet rooms, water closets, sinks and other water and plumbing facilities for any purpose other than that for which they were constructed and will not permit any foreign substance of any kind to be thrown therein, and the reasonable expense of repairing any breakage, stoppage, seepage or damage, no matter where occurring, resulting from a violation of this provision by Tenant or Tenant’s servants, employees, agents, invitees or licensees shall be borne by Tenant.

13.	VEHICLES: All tenants shall park in the appropriate reserved or unreserved spaces in the Building parking lot. No bicycles, mopeds, motorcycles or other vehicles of any kind shall be brought into or kept in, on or about the Premises, or Complex, except in those locations specifically designated by Landlord for same. No automobiles, trucks or service vehicles or person working, or making deliveries or pickups in the Building shall park in any manner that encroaches on Building sidewalks or in any way obstructs Building entrances or fire lanes.

14.	PARKING: Tenant shall have the non-exclusive right to use, in common with Landlord and other tenants of the Complex and their employees and invitees, the number of parking spaces allocated to Tenant as non-exclusive parking spaces pursuant to Section 1.2 of the Lease in the parking areas specified in Section 1.2 of the Lease and provided by Landlord for the parking of passenger automobiles, other than parking spaces specifically allocated to others by Landlord. Landlord may issue parking permits, install a gate system, and impose any other system as Landlord reasonably deems necessary for the use of the parking areas of tile Complex. Tenant agrees that it and its employees and invitees shall not park their automobiles in parking spaces allocated to others by Landlord and shall comply with such rules and regulations for use of the parking areas as Landlord may from time to time prescribe. Landlord shall not be responsible for any damage to or theft of any vehicle (unless stolen by Landlord’s own employees) in the parking areas and shall not be required to keep parking spaces clear of unauthorized vehicles or to otherwise supervise the use of the parking areas. Tenant agrees that Landlord may, but is not obligated to, tow at Tenant’s expense any vehicles of Tenant, its employees, visitors, or licensees which violate the rules and regulations and provisions of the Lease with respect to parking. Landlord reserves the right to change any existing or future parking areas, roads or driveways, and may make any repairs or alterations it deems necessary to the parking areas, roads and driveways and to temporarily revoke or modify the parking rights granted to Tenant hereunder provided that adequate alternate parking is provided during the course of such repair or alteration.

15.	ANIMALS, SLEEPING AND COOKING: No animal of any kind (other than for seeing eye dogs used by the visually impaired) shall be brought into, kept in, on or about the Premises or Complex. The Premises shall not be used for lodging or sleeping purposes, and cooking therein is prohibited, except for microwave or hot plate cooking. Tenant shall not be permitted to go upon the roof of any of the Buildings in the Complex without the prior written consent of Landlord.

16.	CLEANING CONTRACTING: In order to insure that the Premises are kept in a state of cleanliness compatible with the character of the Building as a first class office building, Tenant shall permit Landlord’s agents, employees and contractors to clean the Premises. Tenant shall not employ any person or persons for the purpose of cleaning the Premises without the prior written consent of Landlord. No contract of any kind with any supplier of towels, water, ice, toilet articles, waxing, rug shampooing, venetian blind washing, furniture polishing, lamp servicing, cleaning of electrical fixtures, removal of waste paper, rubbish or garbage, or other like service shall be entered into by Tenant, nor shall any vending machine of any kind be installed in the Building without the prior written consent of Landlord.

17.	HEATING AND COOLING: Tenant shall not inhibit the heating or cooling system. Storage or placement of furniture in front of base board radiators is prohibited. Tenant shall not inhibit the flow of air by taping diffusers nor shall any Tenant use ally other method of heating than that provided by Landlord without the prior written consent of Landlord.

18.	ELECTRIC WIRING: If Tenant desires to introduce telecommunications or business equipment, Landlord, if approving same, will direct the electricians as to where and how the same are to be placed, and, without such approval (which shall not be unreasonably withheld or delayed) and direction, no placing, boring or cutting for wires will be permitted. Landlord retains in all cases tile reasonable right to require the placing and using of such electrical protecting devices to prevent the transmission of excessive currents of electricity into or through the Building, to require the changing of wires and of their placing and arrangement underground or otherwise as Landlord may reasonably direct, and further to require compliance on the part of all using or seeking access to such wires with such rules as Landlord may reasonably establish relating thereto; and, in the event of noncompliance with tile directions, requirements or rules by Tenant, or by those furnishing service to or using such wires, or by others, Landlord shall have tile right to immediately prevent the use of such wires. Wires used by Tenant must be clearly tagged at the distributing boards and junction boxes, and elsewhere in the Building with the number of the office to which said wires lead and the purpose for which said wires respectively are used, together with the name of the company operating same.

EXHIBIT D

CLEANING SCHEDULE

Daily: (five nights per week, unless otherwise indicated below)

1.	Empty all waste receptacles, removing waste to a designated central location and properly store for disposal.

2.	Empty and wet wipe all ash trays.

3.	Dust office furniture, window sills and all other surfaces up to 84" high.

4.	Clean all cigarette urns.

5.	Clean and sanitize all water fountains and coolers.

6.	Clean entry door glass and wipe metal trim.

7.	Remove finger marks from woodwork, walls and partitions on a rotation basis.

8.	Leave on designated night lights, secure doors and windows.

9.	Maintain janitor's closets and clean related equipment.

10.	Brush and/or vacuum all common area upholstered furniture.

11.	Clean elevators nightly.

12.	Clean entrance sidelights and transoms once per month.

13.	High dust partitions, pipes, vents and moldings once per month.

14.	Dust all venetian blinds four times per year.

15.	Dust all wood paneling four times per year.

16.	Vacuum all draperies and curtains once per year.

17.	Strip, clean, refinish and machine polish common area floors once per year.

18.	Wash interior and exterior windows once per year.

Lavatories: (five nights per week unless otherwise stated below)

1.	All lavatory rooms to be swept and washed nightly with a disinfectant.

2.	All mirrors, shelves, bright work and enameled surfaces in lavatories to be washed and polished.

3.	All basins, bowls and urinals to be scour-washed and disinfected.

4.	All toilet seats to be scour-washed and disinfected.

5.	All partitions, tile walls, dispensers and receptacles to be hand-dusted and washed when necessary, but at least once per week.

6.	Service lavatory dispensers from Landlord's stock. Landlord will furnish all paper towels, soap, toilet tissue and plastic bags.

7.	All wall tile and stall surfaces to be washed and polished as often as necessary, but at least once per week.

Floor Care: (five nights per week)

1.	Sweep and/or dust mop (non-carpeted) areas.

2.	Wet mop all traffic lanes, where spillage has occurred.

3.	Vacuum all carpeted areas.

4.	Spray buff entry vestibule.

5.	Spray buff all public tile hallways and corridors.

The following services within the Premises are to be performed at the request of Tenant, at extra cost to Tenant.

1.	Vacuum, spot clean or upholstery clean Tenant's furniture.

2.	Cleaning of Tenant's drapery.

3.	Cleaning of Tenant's office paneling.

4.	Cleaning of Tenant's ceiling.

5.	Cleaning and maintenance of Tenant's carpeting beyond normal vacuuming.

6.	Strip seal and waxing of Tenant's floors.

7.	Spray buffing of Tenant's floors.

8.	Cleaning floor and wall coverings which require special treatment.

9.	Cleaning kitchen areas of Tenant.

EXHIBIT E

SUBORDINATION, NON-DISTURBANCE
AND ATTORNMENT AGREEMENT

TENANT SUBORDINATION, NON-DISTURBANCE
AND ATTORNMENT AGREEMENT

DATE:	__________, 19__

MORTGAGEE:	—————————————— —————————————— —————————————— Telecopy No. ———————

MORTGAGOR:	—————————————— —————————————— —————————————— Telecopy No. ———————

TENANT:	—————————————— —————————————— —————————————— Telecopy No. ———————

MORTGAGED PREMISES:	Address: —————————— Municipality:—————————— County: —————————— State: [New Jersey] [other] Tax Map: Block _________, Lot __________

DATE OF LEASE:	—————————— ——————————

BACKGROUND

     A. As security for a [insert type of loan]loan in the aggregate principal amount of [up to]_______________________and 00/100 ($_____) Dollars (hereinafter referred to as “Loan”), made by the Mortgagee to the Mortgagor, the Mortgagor has given to the Mortgagee a certain Mortgage dated as of even date herewith, which is about to be recorded in the [Clerk’s] [Register’s] Office of ___________________ County, [New Jersey] [other](hereinafter said Mortgage, together with any and all amendments, modifications, extensions, substitutions, replacements and/or consolidations thereof shall hereinafter be referred to as the “Mortgage”), and constitutes a first lien against the land and improvements now or hereafter erected thereon identified above as the Mortgaged Premises and more particularly described on Schedule “A”attached hereto (hereinafter referred to as the “Mortgaged Premises”).

     B. The Tenant has entered into a certain [Lease] [Lease Agreement]dated ___________ 19_ (hereinafter referred to as the “Lease”) with the Mortgagor, covering all or a portion of the Mortgaged Premises (hereinafter referred to as the “Leased Premises”).

     C. As a condition of making the Loan, the Mortgagee has required that the Lease be subordinated to the Mortgage and that the Tenant agree to attorn to the purchaser of the Mortgaged Premises at foreclosure of the Mortgage in the event of such foreclosure, or to the Mortgagee prior to foreclosure in the event the Mortgagee elects to collect the rents and other sums due and becoming due under the Lease, and the Tenant is willing to so attorn if the Mortgagee will recognize the Tenant’s rights under the Lease to the extent hereinafter provided.

AGREEMENT

NOW, THEREFORE,the parties hereto, in consideration of the mutual covenants herein contained, and intending to be legally bound hereby, agree as follows:

1.	SUBORDINATION OF LEASE.

     The Lease is and shall be subject and subordinate to the provisions and lien of the Mortgage and to all renewals, modifications, consolidations, replacements and extensions thereof, to the full extent of the principal amount and other sums secured thereby and interest thereon, as if the Lease had been executed and delivered after the execution, delivery and recording of the Mortgage.

2.	ATTORNMENT.

     The Tenant agrees that it will attorn to and recognize: (i) the Mortgagee, whether as mortgagee in possession or otherwise, (ii) any purchaser at a foreclosure sale under the Mortgage; (iii) any transferee who acquires possession of or title to the Mortgaged Premises, whether by deed in lieu of foreclosure or other means; and (iv) the successors and assigns of such purchasers and/or transferees (each of the foregoing parties shall hereinafter be referred to as a “Successor”), as its landlord for the unexpired balance (and any extensions, if exercised) of the term of the Lease upon the same terms and conditions as set forth in the Lease. Such attornment shall be effective and self-operative without the execution of any further instruments by any party hereto; provided,however, that the Tenant will, upon request by the Mortgagee or any Successor, execute a written agreement attorning to the Mortgagee or such Successor, affirming the Tenant’s obligations under the Lease, and agreeing to pay all rent and other sums due or to become due to the Mortgagee or such Successor. The Mortgagor hereby agrees to all of the terms, conditions and provisions of this Paragraph 2.

3.	NON-DISTURBANCE.

     So long as the Tenant (i) complies with the Tenant's obligations under this Tenant Subordination, Non-Disturbance and Attornment Agreement and (ii) is not in default under any of the terms, covenants or conditions of the Lease beyond any applicable notice and grace period, the Mortgagee will not disturb the Tenant’s use, possession and enjoyment of the Leased Premises nor will the leasehold estate of the Tenant be affected or the Tenant’s rights under the Lease be impaired (except to the extent that the Tenant’s right to setoff any sums owed or to receive any obligations to be performed by the Mortgagor is limited with respect to the Mortgagee or any Successor as set forth in Paragraph 5.1below), in any foreclosure action, sale under a power of sale, transfer in lieu of the foregoing, or the exercise of any other remedy pursuant to the Mortgagee.

4.	ASSIGNMENT OF LEASES.

     The Tenant acknowledges notice of and consents to that certain Absolute Assignment of Leases, Rents, Income and Profits dated as of even date herewith, executed by the Mortgagor in favor of the Mortgagee (hereinafter said assignment, together with any and all amendments, modifications, extensions, substitutions, replacements and/or consolidations thereof shall hereinafter be referred to as the “Assignment”). The Tenant agrees that if the Mortgagee, pursuant to the Assignment, and whether or not it becomes a mortgagee in possession, shall give notice to the Tenant that the Mortgagee has elected to require the Tenant to pay to the Mortgagee the rent and other charges payable by the Tenant under the, Lease, the Tenant shall, until the Mortgagee shall have canceled such election, be similarly bound to the Mortgagee and shall thereafter pay to the Mortgagee all rent and other sums payable under the Lease without notice to or consent of the Mortgagor and without any obligation on the part of the Tenant to determine whether or not the Mortgage is in fact in default. Any such payment shall be made notwithstanding any right of setoff, defense or counterclaim which the Tenant may have against the Mortgagor, and any such payment shall be final as against the Mortgagee (but not as against the Mortgagor) and the Tenant shall not seek to recover from the Mortgagee for any reason whatsoever any monies paid by the Tenant to the Mortgagee by virtue of the Assignment and this Tenant Subordination, Non-Disturbance and Attornment Agreement.

5.	LIMITATION OF LIABILITY.

     5.1. In the event that the Mortgagee succeeds to the interest of the Mortgagor under the Lease, or title to the Mortgaged Premises, then the Mortgagee and any Successor shall assume and be bound by the obligations of Landlord under the Lease which accrue from and after such party’s succession to the Mortgagor’s interest in the Leased Premises, but the Mortgagee and such Successor shall not be: (i) liable for any act or omission of any prior landlord (including the Mortgagor); (ii) liable for the retention, application or return of any security deposit to the extent not paid over to the Mortgagee; (iii) subject to any offsets or defenses which the Tenant might have against any prior landlord (including the Mortgagor); (iv) bound by any rent or additional rent which the Tenant might have paid for more than the current month to any prior landlord (including the Mortgagor); (v) bound by any amendment or modification of the Lease, other than pursuant to rights, options or elections expressly contained in the Lease, made without the Mortgagee’s or such Successor’s prior express written consent, which consent will not be unreasonably withheld; or (vi) obligated to cure any defaults of any prior landlord under the Lease which occurred prior to the date on which the Mortgagee or such Successor succeeded to the Mortgagor’s interest under the Lease. Nothing in this Paragraph 5.1shall be deemed to waive any of the Tenant’s rights and remedies against any prior landlord, or with respect to violations of the Lease which continue after the Mortgagee or any Successor succeeds to the interest of Mortgagor under the Lease, or title to the Mortgaged Premises.

     5.2. The Tenant agrees that any person or entity which at any time hereafter becomes the landlord under the Lease, including without limitation, the Mortgagee or any Successor, shall be liable only for the performance of the obligations of the landlord under the Lease which arise during the period of its or their ownership of the Leased Premises and shall not be liable for any obligations of the landlord under the Lease which arise prior to or subsequent to such ownership. The Tenant further agrees that any such liability shall be limited to the interest of the Mortgagee or such Successor in the Mortgaged Premises, and the Tenant shall not be able to enforce any such liability against any other assets of the Mortgagee or such Successor.

6.	RIGHT TO CURE DEFAULTS.

     The Tenant agrees to give notice to the Mortgagee of any default by the Mortgagor under the Lease, specifying the nature of such default, and thereupon the Mortgagee shall have the right (but not the obligation) to cure such default, and the Tenant shall not terminate the Lease or abate the rent payable thereunder by reason of such default unless and until it has afforded the Mortgagee thirty (30) days after the Mortgagee’s receipt of such notice to cure such default and a reasonable period of time in addition thereto (i) if the circumstances are such that said default cannot reasonably be cured within said thirty (30) day period and the Mortgagee has commenced and is diligently pursuing such cure or (ii) during and after any litigation action including a foreclosure, bankruptcy, possessory action or a combination thereof. It is specifically agreed that the Tenant shall not require the Mortgagee to cure any default which is not susceptible of cure by the Mortgagee.

7.	TENANT'S AGREEMENTS.

     The Tenant hereby covenants and agrees that: (i) the Tenant shall not pay any rent or additional rent under the Lease more than one month in advance; (ii) the Tenant shall have no right to appear in any foreclosure action under the Mortgage unless it is made a party to such action by some third party; (iii) the Tenant shall not amend, modify, cancel or terminate the Lease, other than pursuant to rights, options or elections expressly contained in the Lease, without the Mortgagee’s prior express written consent, which consent will not be unreasonably withheld, and any attempted amendment, modification, cancellation or termination of the Lease without such consent shall be of no force or effect as to the Mortgagee; (iv) the Tenant shall not voluntarily subordinate the Lease to any lien or encumbrance (other than the Mortgage) without the Mortgagee’s prior express written consent, which consent will not be unreasonably withheld; (v) the Tenant shall not cancel or terminate the Lease (except as permitted thereunder) without the Mortgagee’s prior express written consent, which consent will not be unreasonably withheld, and any attempted cancellation or termination of the Lease without such consent shall be of no force or effect to the Mortgagee; (vi) the Tenant shall not assign the Lease or sublet all or any portion of the Leased Premises (except as permitted by the terms of the Lease) without the Mortgagee’s prior express written consent, which consent will not be unreasonably withheld; (vii) this Tenant Subordination, Non-Disturbance and Attornment Agreement satisfies any requirement in the Lease relating to the granting of a non-disturbance agreement; and (viii) the Tenant shall deliver to the Mortgagee, from time to time and within fifteen (15) days from the date of request, a written statement in form and substance reasonably satisfactory to the Mortgagee certifying to certain matters relating to the Lease.

8.	MISCELLANEOUS

     8.1. Binding Effect. This Tenant Subordination, Non-Disturbance and Attornment Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns. Without limiting such understanding, it is expressly understood that all references herein to the Mortgagee shall be deemed to include any subsequent holder of the Mortgage and/or any other persons or entities succeeding to title to the Mortgaged Premises. Nothing contained in this Tenant Subordination, Non-Disturbance and Attornment Agreement shall in any way affect or impair the lien created by the Mortgage, except as specifically set forth herein. The parties hereto covenant and agree that the Lease is presently a valid, binding and enforceable agreement between the parties thereto.

     8.2. Modifications. This Tenant Subordination, Non-Disturbance and Attornment Agreement may not be supplemented, amended or modified without the prior express written consent of the Mortgagee, which consent will not be unreasonably withheld.

     8.3. Notices. All notices and communications under this Tenant Subordination, Non-Disturbance and Attornment Agreement shall be in writing and shall be given by either (i) hand delivery, (ii) first class mall (postage prepaid), (iii) confirmed telecopy transmission or (iv) reliable overnight commercial courier (charges prepaid) to the addresses listed in this Tenant Subordination, Non-Disturbance and Attornment Agreement. Notice shall be deemed to have been given and received: (a) upon delivery or refusal to accept delivery; or (b) if by telecopy, upon receipt of a confirmed transmittal sheet. A party may change its address by giving written notice to the other party as specified herein.

     8.4. Governing Law. This Tenant Subordination, Non-Disturbance and Attornment Agreement shall be governed by and construed in accordance with the substantive laws of the State of New Jersey without reference to conflict of laws principles.

     8.5 Counterparts. This Tenant Subordination, Non-Disturbance and Attornment Agreement may be executed in one or more counterparts by some or all of the parties hereto, each of which counterparts shall be an original and all of which taken together shall constitute a single agreement.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have duly executed and delivered this Tenant Subordination, Non-Disturbance and Attornment Agreement as of the day and year first above written.

[SEAL] ATTEST: ——————————— Name: Title:	TENANT: —————————————— By: ————————————— Name: Title:

[SEAL] ATTEST: By:——————————— Name: Title:	MORTGAGOR: —————————————— By: —————————————— Name: Title:

MORTGAGEE: —————————————— By:—————————————— Name: Title:

By: —————————————— Name: Title:

ACKNOWLEDGEMENT

STATE OF [NEW JERSEY] :

                                SS.

COUNTY OF ____________ :

     BE IT REMEMBERED, that on this _____ day of ______ 19__, before me, the subscriber, personally appeared___________________________________________ who, I am satisfied is the person who signed the within instrument as ______________ of _________________, the corporation named therein and this person thereupon acknowledged that the said instrument made by the corporation and sealed with its corporate seal, was signed, sealed and delivered by this person as such officer and is the voluntary act and deed of said corporation, made by virtue of Authority of its board of Directors made for the uses and purposes set forth therein.

—————————————— Notary Public My Commission Expires:

ACKNOWLEDGEMENT

STATE OF [NEW JERSEY] :

                                SS.

COUNTY OF ____________ :

     BE IT REMEMBERED, that on this ______________ day of _____________ 19___, before me, the subscriber, personally appeared __________________________________________ who, I am satisfied, is the person who signed the within instrument as _______________ of ___________________________ the [general partnership] [limited partnership] [limited liability company] named therein and this person thereupon acknowledged that the said instrument made by the [general partnership] [limited partnership] [limited liability company], was signed, and delivered by this person as such officer and is the voluntary act and deed of said [general partnership][limited partnership] [limited liability company], made by virtue of authority of its [Partnership] [Limited Partnership] [Operating Agreement] for the uses and purposes set forth therein.

Notary Public

My Commission Expires:

STATE OF [NEW JERSEY] :

                                SS.

COUNTY OF ____________ :

     BE IT REMEMBERED, that on this ____ day of _________, 1997, before me, the subscriber, personally appeared _______________________, who, I am satisfied, is the person who signed the within instrument as Vice President of ___________________, the banking institution named therein and this person thereupon acknowledged that the said instrument made by said banking institution and sealed with its corporate seal, was signed, sealed and delivered by this person as such officer and is the voluntary act and deed of said banking institution, made by virtue of authority from its Board of Directors.

—————————————— Notary Public My Commission Expires:

EXHIBIT A

Legal Description

EXHIBIT F

FORM OF TENANT ESTOPPEL

     The undersigned (“Tenant”) hereby states, certifies, declares, represents and warrants to, and agrees with, ______________________________ (“Lender”), as follows:

     1. Lease. Tenant is the current tenant under that certain Lease dated ______________________________ 2__ (the “Original Lease”) by and between __________________________________ (“Landlord”) and Tenant, pursuant to which Tenant leases approximately _____ square feet (the “Premises”) in the building located at _________________________________ (the “Building”).

     2. No Modifications. The Original Lease has not been modified, changed, altered, supplemented, amended or terminated in any respect, nor have any provisions thereof been waived, except as indicated below (if none, please state “none”; the Original Lease, as modified, changed, altered, supplemented, amended or waived as indicated below, is referred to collectively as the “Lease”):

     3. Copy. A true, correct and complete copy of the Lease is attached hereto.

     4. Validity. The Lease represents the valid and binding obligation of Tenant in accordance with its terms and is in full force and effect on the date hereof. The Lease represents the entire agreement and understanding between Landlord and Tenant with respect to the Premises, the Building and the land on which the Building is situated.

     5. NoConcessions. Except as set forth in the Lease, Tenant is not entitled to, and has made no agreement with Landlord or its agents or employees concerning, free rent, partial rent, rebate of rent payments, credit or offset or reduction in rent, or any other type of rental concession including, without limitation, lease support payments, lease buy-outs, or assumption of any leasing or occupancy agreements of Tenant.

     6. Rents. The obligation to pay rent began (or begins) on _____ ______, 20___. The current monthly base rent payable under the Lease is $______________. The monthly base rental payment (excluding pass through charges) has been paid through the month of _________________ 20___. Tenant is also obligated to pay its proportionate share of Operating Expenses on the Building, to the extent provided in the Lease. Tenant’s estimated share of Operating Expenses on the Building has been paid by Tenant through ______________, 1998. No rent (excluding security deposits described in Paragraph 7 below) has been paid more than one (1) month in advance of its due date.

     7. Security Deposits. Tenant's security deposit, if any, which has been previously deposited with Landlord is $________________ (if none, please state "none"). The security deposit ____ is, or __________ is not, represented by a letter of credit.

     8. No Default. To the best knowledge of Tenant, no event has occurred and no condition exists that constitutes, or that with the giving of notice or the lapse of time or both, would to the best knowledge of Tenant constitute, a default by Landlord or, to the best knowledge of Tenant, Tenant under the Lease. Tenant has no existing claims against Landlord or defenses to the enforcement of the Lease by Landlord, and Tenant is not currently entitled to any credits to or offsets against the rents owing under the Lease.

     9. Address. The current address for notices to be sent to Tenant under the Lease is set forth below.

     10. Reliance. Tenant acknowledges that Lender has or will hereafter acquire an interest in Landlord in and to the Lease, the Premises, the Building and the land on which the Building is located and that Lender is relying upon this Tenant’s Estoppel Certificate in connection therewith. Tenant further acknowledges that this Tenant’s Estoppel Certificate may be relied upon by, and inures to the benefit of, Lender and each of its partners and any current or future lender with a lien or mortgage upon the Building and each of their respective successors and assigns.

     11. Authority. The undersigned is duly authorized to execute this Tenant's Estoppel Certificate on behalf of Tenant.

     12. Accuracy. The information contained in this Tenant’s Estoppel Certificate is true, correct and complete as of the date above written.

Executed as of the ____ day of ______, 20___.

TENANT: By: —————————————— Name: Tenant: Tenant’s Current Address for Notices:

EXHIBIT G

ELECTRIC/TEMPERATURE/HVAC SPECS

Electric

7 V/A per rentable square foot for lighting and power is available at the Building service.

Electrical distribution is provided to each floor at 480Y/277 volt via bus duct for lighting; general power and heating.

Temperature/HVAC

The design basis of the HVAC system for cooling is based upon maintaining inside conditions of 78E F (+ or —2E F)/50% RH (+ or —5%) with outside conditions of 94E F Db/76E F Wb. The design basis of the HVAC system in the heating mode is designed to maintain inside conditions of 70E F (+ or —2E F) with outside conditions of OE F.

The HVAC design basis is with an internal heat load of 4.8 watts per square foot, lights and power with an occupancy of one (1) person per 150 square feet, and ventilation of 25 CFM per person.